                                                                  EXECUTION COPY







================================================================================



                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION


                         dated as of September 29, 2000



                                     BETWEEN


             HEALTHAXIS INC. (f/k/a PROVIDENT AMERICAN CORPORATION)


                              HEALTHAXIS.COM, INC.


                                       AND

                          HEALTHAXIS ACQUISITION CORP.






================================================================================

                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

                                Table of Contents
                                                                            PAGE
                                                                            ----
SECTION 1:  DEFINED TERMS......................................................2
SECTION 2:  THE MERGER.........................................................6
SECTION 3:  REPRESENTATIONS OF HEALTHAXIS......................................6
       3.1    Organization.....................................................6
       3.2    Effect of Agreement..............................................6
       3.3    Capital Stock and Ownership......................................7
       3.4    Corporate Records................................................7
       3.5    Financial Statements; No Material Undisclosed Liabilities........8
       3.6    Taxes............................................................8
       3.7    Assets...........................................................9
       3.8    Obligations.....................................................10
       3.9    Operations Since June 30, 2000..................................10
       3.10   Tangible Property...............................................10
       3.11   Software and Other Intangibles..................................10
       3.12   Contracts.......................................................11
       3.13   Employees and Independent Contractors...........................12
       3.14   Employee Benefit Plans..........................................12
       3.15   Labor Matters...................................................14
       3.16   Environmental Matters...........................................15
       3.17   Material Suppliers..............................................16
       3.18   Proceedings and Judgments.......................................16
       3.19   Insurance.......................................................16
       3.20   Questionable Payments...........................................16
       3.21   Related Party Transactions......................................17
       3.22   Liens...........................................................17
       3.23   Vote Required...................................................17
       3.24   Brokerage Fees..................................................17
       3.25   Investment Company..............................................17
       3.26   Full Disclosure.................................................17
       3.27   Compliance with Law.............................................17
       3.28   Absence of Certain Changes......................................17
SECTION 4:  REPRESENTATIONS OF HAI AND NEWCO..................................18
       4.1    Organization....................................................18
       4.2    Effect of Agreement.............................................18
       4.3    Capital Stock and Ownership.....................................18
       4.4    Financial and Corporate Records.................................19
       4.5    Financial Statements; No Material Undisclosed Liabilities.......19
       4.6    Taxes...........................................................19
       4.7    SEC Filings.....................................................20
       4.8    Assets..........................................................20
       4.9    Obligations.....................................................21
       4.10   Operations Since June 30, 2000..................................21
       4.11   Tangible Property...............................................21
       4.12   Software and Other Intangibles..................................22
       4.13   Contracts.......................................................22
       4.14   Employees and Independent Contractors...........................23

       4.15   Employee Benefit Plans..........................................23
       4.16   Labor Matters...................................................25
       4.17   Environmental Matters...........................................26
       4.18   Absence of Changes..............................................27
       4.19   Authorization for HAI Common Stock..............................27
       4.20   Proceedings and Judgments.......................................27
       4.21   Insurance.......................................................27
       4.22   Questionable Payments...........................................28
       4.23   Related Party Transactions......................................28
       4.24   Liens...........................................................28
       4.25   Vote Required...................................................28
       4.26   Brokerage Fees..................................................28
       4.27   Full Disclosure.................................................28
       4.28   Compliance with Law.............................................28
       4.29   Investment Matters..............................................29
       4.30   Investment Company..............................................29
       4.31   Other Matters...................................................29
SECTION 5:  CERTAIN OBLIGATIONS OF HEALTHAXIS PENDING CLOSING.................29
       5.1    Conduct of Business.............................................29
       5.2    Consents........................................................30
       5.3    Advice of Changes...............................................30
       5.4    Reasonable Best Efforts.........................................30
       5.5    Waivers.........................................................30
SECTION 6:  CERTAIN OBLIGATIONS OF HAI AND NEWCO PENDING CLOSING..............30
       6.1    Conduct of Business.............................................30
       6.2    Consents........................................................31
       6.3    SEC Reports.....................................................31
       6.4    Advice of Changes...............................................31
       6.5    Reasonable Best Efforts.........................................32
       6.6    NASDAQ Listing..................................................32
       6.7    Employee Benefits...............................................32
       6.8    Waivers.........................................................32
SECTION 7:  ADDITIONAL COVENANTS OF THE PARTIES...............................32
       7.1    Shareholders' Meetings..........................................32
       7.2    Registration Statement and Proxy Statement/Prospectus...........33
       7.3    Blue Sky Permits................................................34
       7.4    Tax Free Reorganization.........................................34
       7.5    Full Disclosure.................................................34
SECTION 8:  CONDITIONS PRECEDENT TO HEALTHAXIS' CLOSING OBLIGATIONS...........34
       8.1    HAI's and Newco's Representations...............................34
       8.2    HAI's and Newco's Performance...................................34
       8.3    Absence of Proceedings..........................................34
       8.4    Approval of HealthAxis and HAI Shareholders.....................35
       8.5    Board Seats.....................................................35
       8.6    Adverse Changes.................................................35
       8.7    Registration Statement..........................................35
       8.8    Listing of HAI Common Stock.....................................35
       8.9    Tax Opinion.....................................................35
SECTION 9:  CONDITIONS PRECEDENT TO HAI'S AND NEWCO'S CLOSING OBLIGATIONS.....35
       9.2    Approval of the HealthAxis and HAI Shareholders.................36

       9.3    Dissenting and other HealthAxis Shareholders....................36
       9.4    HealthAxis' Representations.....................................36
       9.5    HealthAxis' Performance.........................................36
       9.6    Absence of Proceedings..........................................36
       9.7    Adverse Changes.................................................36
       9.8    [HealthAxis Net Worth...........................................36
SECTION 10: CLOSING...........................................................37
       10.1   Closing.........................................................37
       10.2   HealthAxis' Obligations at Closing..............................37
       10.3   HAI's and Newco's Obligations at Closing........................38
SECTION 11: CERTAIN OBLIGATIONS OF HAI AND THE SURVIVING CORPORATIONS AFTER
            CLOSING...........................................................39
       11.1   Final Tax Returns...............................................39
       11.2   Delivery of Certificates........................................40
SECTION 12: OTHER PROVISIONS..................................................40
       12.1   Survival........................................................40
       12.2   Termination.....................................................40
       12.3   Publicity.......................................................40
       12.4   Fees and Expenses...............................................41
       12.5   Notices.........................................................41
       12.6   Interpretation of Representations...............................41
       12.7   Reliance by HAI and Newco.......................................41
       12.8   Reliance by HealthAxis..........................................41
       12.9   Entire Understanding............................................41
       12.10  Parties in Interest.............................................41
       12.11  Waivers.........................................................42
       12.12  Severability....................................................42
       12.13  Counterparts....................................................42
       12.14  Section Headings................................................42
       12.15  References......................................................42
       12.16  Controlling Law.................................................42
       12.17  Jurisdiction and Process........................................42
       12.18  No Third-Party Beneficiaries....................................42
       12.19  Nature of Transactions..........................................43
       12.20  Bankruptcy Qualification........................................43
       12.21  Construction....................................................43

                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION


PARTIES:          HEALTHAXIS.COM, INC.
                  a Pennsylvania corporation ("HealthAxis")
                  2500 DeKalb Pike
                  East Norriton, PA 19401

                  HEALTHAXIS INC. (F/K/A PROVIDENT AMERICAN CORPORATION) a Pennsylvania corporation ("HAI")
                  2500 DeKalb Pike
                  East Norriton, PA 19401

                  HEALTHAXIS ACQUISITION CORP.
                  a Pennsylvania corporation ("Newco")
                  2500 DeKalb Pike
                  East Norriton, PA 19401



DATE: As of September 28, 2000

BACKGROUND: The parties previously executed and delivered an Agreement and Plan of Reorganization, dated January 26, 2000, and Amendment No. 1 thereto, dated March 27, 2000 (as so amended, the "Original Agreement"), which Original Agreement contemplated that HealthAxis be merged with and into Newco (the "Merger") on the terms and subject to the conditions set forth therein and the Agreement and Plan of Merger dated as of January 26, 2000 and designated as Exhibit A thereto (the "Original Plan").

         Subsequent to the execution and delivery of the Original Agreement, Provident American Corporation changed its name to HealthAxis Inc.

         The parties hereto intend to amend and restate in its entirety the terms of the Original Agreement and the Original Plan, as herein provided (this "Agreement") and as set forth in the Amended and Restated Agreement and Plan of Merger dated as of the date hereof and attached hereto as Exhibit A (the "Plan"). As further provided in this Agreement and in the Plan attached hereto, each share of common stock, no par value per share, of HealthAxis ("HealthAxis Common Stock") issued and outstanding immediately before the Effective Date (except for Dissenting Shares, as defined in Section 14 of the Plan) shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive 1.334 shares (the "Exchange Ratio") of common stock of HAI, $0.10 par value per share ("HAI Common Stock").

         The parties intend that the Merger: (i) qualify as a tax -free reorganization within the meaning of Section 368 of the Code, and (ii) be accounted for as a purchase by HAI for financial accounting purposes.

         The Nonconflicted Directors (as defined herein) and the remainder of the Board of Directors of HealthAxis have unanimously determined that the Merger and the other transactions contemplated by this Agreement and the Plan (collectively, the "Transactions") are in the best interests of HealthAxis and its shareholders. The disinterested members of the respective Board of Directors of HAI and Newco, a wholly owned subsidiary of HAI (consisting of those directors of HAI and Newco who are not affiliated in any way with HealthAxis on the date of this Agreement), and the remainder of the members of each Board of Directors have determined that the Transactions are in the best interests of HAI and Newco and their respective shareholders.

         Concurrently with the execution of this Agreement, and as a condition and inducement to HAI's willingness to enter into this Agreement, each affiliate shareholder of HealthAxis identified in Schedule A is entering into an Affiliate Letter attached hereto as Exhibit C.

         Intending to be legally bound, in consideration of the foregoing and the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto agree as follows:

                            SECTION 1: DEFINED TERMS

         Certain defined terms used in this Agreement and not specifically defined in context are defined in this Section 1, as follows:

         1.1 "Accounts Receivable" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract (as defined in Section 1.7); (b) any note receivable; or (c) any other receivable or right to payment of any nature.

         1.2 "Acquired Companies" means HealthAxis and its subsidiaries, including but not limited to, HealthAxis.com Alabama, Inc., HealthAxis.com Insurance Services, Inc., HealthAxis.com New Mexico, Inc., HealthAxis.com Texas, Inc., HealthAxis.com Insurance Agency, Inc., HealthAxis Imaging Services LLC and Satellite Image Systems (Jamaica) Ltd.

         1.3 "Acquiring Companies" means, collectively, HAI and Newco and their respective subsidiaries, other than the Acquired Companies.

         1.4 "Asset" means any real, personal, mixed, tangible or intangible property of any nature, including Cash Assets (as defined in Section 1.4), prepayments, deposits, escrows, Accounts Receivable, Tangible Property (as defined in Section 1.31), Real Property (as defined in Section 1.28), Software (as defined in Section 1.30), Contract Rights (as defined in Section 1.8), Intangibles (as defined in Section 1.17) and goodwill, and claims, causes of action and other legal rights and remedies.

         1.5 "Cash Asset" means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any nature.

         1.6  "Code" means the Internal Revenue Code of 1986, as amended.

         1.7 "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application, notice or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person (as defined in Section

1.25), which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

         1.8 "Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

         1.9 "Contract Right" means any right, power or remedy of any nature under any Contract, including rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations (as defined in Section 1.23), rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

         1.10 "Disinterested HealthAxis Directors" means those members of the Board of Directors of HealthAxis who are not members of the Board of Directors of HAI or otherwise affiliated with HAI as of the date of this Agreement.

         1.11 "Disinterested HAI Directors" means those members of the Board of Directors of HAI who are not members of the Board of Directors of HealthAxis or otherwise affiliated with HealthAxis as of the date of this Agreement.

         1.12 "Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature; but not including employment Contracts with individual employees.

         1.13 "Encumbrance" means any lien, security interest, pledge, right of first refusal, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

         1.14 "Environmental Laws" means all applicable Laws (including consent decrees and administrative orders) relating to pollution and the protection of the environment, including common law and those governing the use, generation, handling, storage, treatment and remedial actions or cleanup of Hazardous Materials (as defined in Section 1.18), all as amended.

         1.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.16 "GAAP" means generally accepted accounting principles under current United States accounting rules and regulations, consistently applied.

         1.17 "HAI Common Stock" means shares of common stock, $.10 par value per share, of HAI.

         1.18 "Hazardous Materials" means any substance, material or waste which is regulated as hazardous or toxic by any public or governmental authority in the jurisdictions in which the Person or its subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law and shall also include, without limitation, petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials.

         1.19 "HealthAxis Common Stock" means shares of common stock, no par value per share, of HealthAxis.

         1.20 "including" means including but not limited to.

         1.21 "Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

         1.22 "Intangible" means any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right, technology or other intangible asset of any nature, whether in use, under development or design, or inactive.

         1.23 "Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

         1.24 "to the knowledge of HealthAxis" means that none of the directors or officers of any of the Acquired Companies have any actual knowledge, after due inquiry, that the statement made is incorrect.

         1.25 "to the knowledge of HAI" means that none of the directors or officers of any of the Acquiring Companies have any actual knowledge, after due inquiry, that the statement made is incorrect.

         1.26 "Law" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, code, rule or regulation (including those of self-regulatory organizations such as the NASD (as defined in Section 1.22)).

         1.27 "material adverse change" means, with respect to any Person (as defined in Section 1.25), a material adverse change on the financial condition, results of operations, business, assets or liabilities of such Person and its subsidiaries, taken as a whole.

         1.28 "material adverse effect" shall mean, with respect to any Person to this Agreement, any event, change, condition, fact or effect which has or could reasonably be expected to have a material adverse effect on (i) the business, results of operations, or financial condition of such Person and its subsidiaries taken as a whole or (ii) the ability of the Person to consummate the transactions contemplated by this Agreement.

         1.29 "NASD" means the National Association of Securities Dealers, Inc.

         1.30 "Obligation" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

         1.31 "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority.

         1.32 "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, partnership, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

         1.33 "Proceeding" means any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

         1.34 "Real Property" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights.

         1.35 "Release" means any release, spill, effluence, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Material into the environment.

         1.36 "Remedial Action" means all actions, including, without limitation, those involving any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to (w) clean up, remove, treat, or in any other way mitigate the adverse effects of any Hazardous Materials Released in the environment; (x) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare or the environment; (y) perform preremedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release or threat of Release; or
(z) bring the Merger Party into compliance with any Environmental Law.

         1.37 "SEC" means the United States Securities and Exchange Commission.

         1.38 "Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

         1.39 "Tangible Property" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

         1.40 "Tax" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security, retirement or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

                              SECTION 2: THE MERGER

         Subject to the terms and conditions of this Agreement and the Plan, HealthAxis shall be merged with and into Newco with Newco being the surviving corporation (the "Surviving Corporation") in accordance with the provisions of this Agreement and the provisions of the Plan. The closing of the Merger and the other Transactions shall take place on the Closing Date (as defined in Section 10.1) and shall be effective on the Effective Date (as defined in Section 10.1).

                    SECTION 3: REPRESENTATIONS OF HEALTHAXIS

         HealthAxis represents and warrants to HAI and Newco as of the date of this Agreement and the Closing Date, and covenants with HAI and Newco, as set forth below in each provision of this Section 3.

         3.1 Organization. Except as set forth on Schedule 3.1, each of the Acquired Companies is a corporation duly organized and subsisting under the Laws of the jurisdiction of its organization. HealthAxis possesses the full corporate power and authority to enter into and perform this Agreement. Except as set forth on Schedule 3.1, each of the Acquired Companies possesses the full corporate power and authority to own its Assets and to conduct its business as and where presently conducted. Each of the Acquired Companies is duly qualified or registered to do business in each jurisdiction where the ownership or leasing of properties or assets by it, or the operation of its business, requires such qualification, except where the failure to qualify or register will not have a material adverse effect on the business, financial condition or results of operations of HealthAxis on a consolidated basis (a "HealthAxis Material Adverse Effect"). Except as set forth on Schedule 3.1, HealthAxis has no subsidiaries. Accurate and complete copies of articles or certificates of incorporation and bylaws, (or similar organizational documents), each as amended to date, and all Contracts relating to the acquisition of each of the Acquired Companies (or their affiliates or predecessors) have been made available to HAI and Newco.

         3.2 Effect of Agreement. Subject to the approval by shareholders of HealthAxis (the "HealthAxis Shareholders") of the Merger, HealthAxis' consummation of the Transactions has been duly authorized by all necessary corporate actions (including approval by the Disinterested HealthAxis Directors) and does not constitute a violation of or default under its articles of incorporation or bylaws (or similar organizational documents). For HealthAxis, its execution, delivery and performance of this Agreement, and its consummation of the Transactions, (a) does not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any material Contract to which it or any of the Acquired Companies is a party or by which it or any of the Acquired Companies is bound, (b) does not constitute a material violation of any Law or Judgment that is applicable to it or any of the Acquired Companies, or to the business or Assets of any of the Acquired Companies, or to the Transactions, (c) does not accelerate or otherwise modify any material Obligation of any of the Acquired Companies, (d) does not result in the creation of any material Encumbrance upon, or give to any third party any interest in, any of the business or Assets, or any of the capital stock of or interests in, any of the Acquired Companies, and (e) except as stated on Schedule 3.2, does not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of HealthAxis enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws (including insurance related laws and regulations) relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Except for the HealthAxis shareholder agreements with AOL dated November 13, 1998 and UICI dated January 7, 2000, the AOL Stock Purchase Agreement dated November 13, 1998 and the Amended and Restated Carrier Partner Agreement, as amended, with UICI dated March 30, 1999, there exists no right of first refusal or other preemptive right with respect to any of the Acquired Companies or the stock, business or Assets of any of the Acquired Companies.

         3.3 Capital Stock and Ownership. As of the date of this Agreement, the authorized capital stock of HealthAxis consists of: (i) 100,000,000 shares of HealthAxis Common Stock, of which 42,477,449 shares are issued and outstanding;
(ii) 20,000,000 shares of Preferred Stock, par value $1.00 per share (the "HealthAxis Preferred Stock") of which 3,031,191, shares are issued and outstanding. Series of Preferred Stock have been designated as follows: Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, and Series D Convertible Preferred Stock (collectively, the "HealthAxis Convertible Preferred Stock"). The HealthAxis Common Stock and the HealthAxis Convertible Preferred Stock shall be referred to collectively, as the "HealthAxis Stock". All of the issued and outstanding shares of capital stock of each of the Acquired Companies have been duly authorized and validly issued, and are fully paid and nonassessable, with no liability or preemptive rights attaching to the ownership thereof. All issuances and grants of all outstanding options, warrants and all offerings, sales and issuances by each of the Acquired Companies of any shares of capital stock complied in all material respects with all applicable federal and state securities Laws, all applicable state corporation Laws and all requirements set forth in applicable Contracts. Except as provided on Schedule 3.3, there are no outstanding options, puts, calls, warrants, subscriptions, stock appreciation rights, phantom stock, or other Contracts or Contract Rights relating to the offering, sale, issuance, redemption or disposition of any shares of capital stock, or other securities of, any of the Acquired Companies (the "Options").
Schedule 3.3 sets forth with respect to each of the Options the plan pursuant to which the Option was granted, the name of the Optionee, the number of shares of common stock subject to the Option, the exercise price, the date on which the Option was granted, and the date on which the Option expired. Except as set forth herein, there are no bonds, debentures, notes, or other indebtedness of the Acquired Companies.

         3.4 Corporate Records. The books and records of each of the Acquired Companies and Insurdata Incorporated ("Insurdata Inc.") are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such books and records fairly and accurately reflect in all material respects all of the Assets and Obligations of each of the Acquired Companies (including Insurdata Inc.) and all Contracts and other transactions to which each of the Acquired Companies (including Insurdata Inc.) is or was a party or by which each of the Acquired Companies (including Insurdata Inc.) or the business or Assets of each of the Acquired Companies (including Insurdata Inc.) is or was affected. Accurate and complete copies of the contents of the minute books and stock books of each of the Acquired Companies (including Insurdata Inc.) have been made available to HAI and Newco. Such minute books and stock books include (a) minutes of all meetings of the HealthAxis Shareholders, board of directors and any committees of the board of directors at which any material action was taken, which minutes accurately record all material actions taken at such meetings, (b) accurate and complete written statements of all actions taken by the HealthAxis Shareholders, board of directors and any committees of the board of directors without a meeting, and (c) accurate and complete records of the subscription, issuance, transfer and cancellation of all shares of capital stock, and all other securities since the date of incorporation or formation.

         3.5 Financial Statements; No Material Undisclosed Liabilities. The consolidated financial statements of HealthAxis for the year ended December 31, 1999 and for the six months ended June 30, 2000 have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as indicated in the notes thereto) and, except as set forth on Schedule 3.5, fairly present, in accordance with the applicable requirements of GAAP, the consolidated financial position of HealthAxis and its subsidiaries, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). HealthAxis has no subsidiaries that are not consolidated for accounting purposes. Except as reflected in Schedule 3.5, since June 30, 2000, none of the Acquired Companies has incurred any liabilities, absolute, accrued, contingent or otherwise, whether due or to become due (and there is no basis for such liabilities) except: (i) liabilities arising in the ordinary course of business consistent with past practice, which individually or in the aggregate would not have a material adverse effect on HealthAxis; or (ii) other liabilities which, individually or in the aggregate, together with those liabilities referenced in subparagraph (i), would not have a material adverse effect on HealthAxis.

         3.6  Taxes. Except as set forth in Schedule 3.6:

              (a) The Acquired Companies have (x) duly and timely filed (or there have been filed on their behalf) with the appropriate taxing authorities all Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects and (y) timely paid or there have been paid on their behalf all Taxes shown to be due on such Returns.

              (b) The Acquired Companies have properly accrued on their respective financial statements all Taxes due for which each of the respective Acquired Companies may be liable, whether or not shown on any Tax Return as being due (including by reason of being a member of an affiliated group or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity). The Acquired Companies have established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

              (c) The Acquired Companies have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and sales, gross receipts and use taxes, and has, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws, or such amounts are held in separate bank accounts for such purpose.

              (d) There are no Liens for Taxes upon the assets or properties of the Acquired Companies except for statutory liens for current Taxes not yet due.

              (e) The Acquired Companies have not requested any extension of time nor has any such extension been requested on its behalf within which to file any Tax Return in respect of any taxable year which has not since been filed.

              (f) Based upon HealthAxis' knowledge, no federal, state, local or foreign audits or other administrative proceedings or court proceedings ("Audits") exist with regard to any Taxes or Tax Returns of the Acquired Companies and there has not been received any written notice that such an Audit is pending or threatened with respect to any Taxes due from or with respect to the Acquired Companies or any Tax Return filed by or with respect to the Acquired Companies. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations or the Acquired Companies which (i) reasonably could be expected to result in an adjustment to the liability for Taxes for such period examined or (ii), by application of similar principles, reasonably could be expected to result in an adjustment to the liability for Taxes for any other period not so examined.

              (g) None of the Acquired Companies is a party to any Tax allocation or sharing agreement. None of the Acquired Companies (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was UICI or HAI) or (B) has any liability for the Taxes of any other party (other than any of the Acquired Companies) under Treasury Regulation Section 1.1502-6 (or any provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         For purposes of this Agreement, (i) " Taxes" (including, with correlative meaning, the term "Tax") shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, franchise, payroll, withholding, social security and other taxes, and shall include any interest, penalties or additions attributable thereto, and (ii) " Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) required to be prepared with respect to Taxes.

         3.7 Assets. Schedule 3.7 includes detailed lists of all Assets with a current fair market value of not less than $100,000 of each of the Acquired Companies which are reflected on the September 30, 1999 Balance Sheet, including
(a) Cash Assets, itemized by bank or other account, showing cost and market value if different from cost; (b) Accounts Receivable, showing customer names, individual invoice dates, individual invoice amounts and allowances for doubtful accounts, or, in the case of earned but not billed receivables, customer names and individual dates on which the receivables are billable; (c) other current Assets, itemized by category and with appropriate explanation; (d) Tangible Property, grouped as to type, showing cost, accumulated depreciation and net book value; and (e) Software and Intangibles, showing cost or amount capitalized, accumulated amortization and net book value. Each of the Acquired Companies has good and valid title to all of its respective Assets which are owned by it and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance, other than Encumbrances (a) for taxes, assessments, levies, fees and other governmental and similar charges not due and payable, mechanics' liens, or other "ordinary course" liens that do not materially effect the value of the Assets; or (b) listed on Schedule 3.7.

         3.8 Obligations. Schedule 3.8 includes detailed lists of all material Obligations of each of the Acquired Companies which are required by GAAP to be reflected on the June 30, 2000 Balance Sheet, itemized by balance sheet account, and with aggregate net balances equal to the balances on the June 30, 2000 Balance Sheet, including (a) accounts payable, (b) accrued expenses and reserves, itemized by category and with appropriate explanation, (c) deferred revenues, itemized by customer and time periods, and (d) other current and long-term liabilities. None of the Acquired Companies has any material Obligations other than (i) Obligations reflected on the June 30, 2000 Balance Sheet, (ii) Obligations set forth in Schedule 3.17, (iii) Obligations under Contracts of the type listed or not required to be listed on Schedule 3.19, provided that as of June 30, 2000, no such Obligation consisted of or resulted from a default under or violation of any such Contract, (iv) Obligations incurred since June 30, 2000, in the ordinary course, consistent with past practices, and not in breach of any of the representations and warranties made in Section 3.11, and (v) Obligations not required by GAAP to be reflected on the June 30, 2000 Balance Sheet. Except as described on Schedule 3.10, none of the Obligations of any of the Acquired Companies are guaranteed by any Person.

         3.9  Operations Since June 30, 2000. Except as set forth on Schedule
3.9 or in the ordinary course of their respective businesses consistent with its past practices, from June 30, 2000 to the date of this Agreement none of the Acquired Companies has (i) created or assumed any Encumbrance upon any of its business or Assets, (ii) incurred any Obligation, (iii) made any loan or advance to any Person; (iv) assumed, guaranteed or otherwise become liable for any Obligation of any Person; (v) committed for any capital expenditure; (vi) purchased, leased, sold, abandoned or otherwise acquired or disposed of any business or Assets; (vii) waived any right or canceled any debt or claim; (viii) assumed or entered into any Contract other than this Agreement; or (ix) increased, or authorized an increase in, the compensation or benefits paid or provided to any of their directors, officers, employees, salesmen, agents or representatives.

         3.10 Tangible Property. Each of the Acquired Companies has good and valid title to all of its Tangible Property, free and clear of any Encumbrances other than Encumbrances (a) for Taxes, assessments, levies, fees and other governmental and similar charges not due and payable, mechanics' liens, or other "ordinary course" liens that do not materially effect the value of the Tangible Property; or (b) set forth in the June 30, 2000 Balance Sheet or Schedule 3.10.

         3.11 Software and Other Intangibles. Except for commercially available Software, set forth on Schedule 3.11 is an accurate and complete list and description of all Software and material Intangibles owned, marketed, licensed, supported, maintained, used or under development by the Acquired Companies, and, in the case of Software, a product description, the language in which it is written and the type of hardware platform(s) on which it runs. Except as explained on Schedule 3.11, each of the Acquired Companies has good and valid title to, and has the full right to use, all of the Software and Intangibles listed on Schedule 3.11, free and clear of any Encumbrance (except for use restrictions contained in licensed commercially available Software). Except as set forth in Schedule 3.11, all shrinkwrap and other commercially available Software has been properly licensed and all related fees paid. To the knowledge of HealthAxis, all application Software utilized in its business is year 2000 compliant. To the knowledge of HealthAxis, none of the Software or Intangibles listed on Schedule 3.11, or their respective past or current uses, including the preparation, distribution, marketing or licensing, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, copyright, trade secret or other Intangible of any Person. To the knowledge of HealthAxis, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Software or Intangibles listed on
Schedule 3.11. Except as set forth on Schedule 3.11, none of the Software or

Intangibles listed on Schedule 3.11 is owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any of the Acquired Companies or any of the HealthAxis Shareholders nor does any such Person have any interest therein or right thereto, including the right to royalty payments.

         3.12 Contracts. Schedule 3.12 is an accurate and complete list of all of the following types of Contracts which involve either future Obligations of $100,000 or more to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound, or is otherwise material to any of the Acquired Companies (collectively, the "Specified Contracts"), grouped into the following categories: (a) customer, client or alliance partner Contracts; (b) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by any of the Acquired Companies; (c) loan agreements, mortgages, notes, guarantees and other financing Contracts; (d) Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment, Contracts for the purchase, license, lease and/or maintenance of Software under which any of the Acquired Companies is the purchaser, licensee, lessee or user, and other supplier Contracts; (e) employment, consulting and sales representative Contracts (excluding Contracts which constitute Employee Benefit Plans listed on Schedule 3.12, and excluding oral Contracts with employees for "at will" employment); (f) Contracts under which any rights in and/or ownership of any Software product, technology or other Intangible of any of the Acquired Companies, or any prior version thereof, or any part of the customer base, business or Assets of any of the Acquired Companies, or any shares or other ownership interests in any of the Acquired Companies (or any of their predecessors) was acquired; (g) Contracts pursuant to which the Acquired Companies have agreed to indemnify or hold harmless any Person (other than indemnifications or hold harmless covenants in the ordinary course of business and consistent with past practice); and (h) other material Contracts (excluding Contracts which constitute Insurance Policies listed on
Schedule 3.16 and excluding this Agreement and all other Contracts entered into between any of the Acquired Companies and HAI, or among any of the Acquired Companies, HAI and other parties in connection herewith). A description of each oral Specified Contract is included on Schedule 3.12, and copies of each written Specified Contract have been made available to HAI and Newco. Except as set forth on Schedule 3.12, with respect to each of the Specified Contracts, none of the Acquired Companies is in material default thereunder nor would be in material default thereunder with the passage of time, the giving of notice, or both. Except as set forth on Schedule 3.12, to the knowledge of HealthAxis, none of the other parties to any Specified Contract is in material default thereunder or would be in material default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 3.12, none of the Acquired Companies has given or received any notice of default or notice of termination with respect to any Specified Contract, and to the knowledge of HealthAxis each Specified Contract is in full force and effect in accordance with its terms. Except as set forth on Schedule 3.12, there are no currently outstanding proposals or offers submitted by any of the Acquired Companies to any customer, prospect, supplier or other Person which, if accepted, would result in a legally binding Contract of such company involving an amount or commitment exceeding $100,000 in any single case or an aggregate amount or commitment exceeding $500,000 in the aggregate.

         3.13 Employees and Independent Contractors. Schedule 3.13 is a list of all of the employees with annual compensation in excess of $100,000 of the Acquired Companies and (a) their titles or responsibilities; (b) their social security numbers; (c) their dates of hire; (d) their current salaries or wages and all bonuses, commissions and incentives paid at any time during the past twelve months; (e) their last compensation changes and the dates on which such changes were made; (f) any specific bonus, commission or incentive plans or agreements for or with them; and (g) any outstanding loans or advances made to them. Schedule 3.13 is a list of all sales representatives and material independent contractors engaged by the Acquired Companies and their payment arrangements (if not set forth in a Contract listed or described on Schedule 3.12). Except as limited by any employment Contracts listed on Schedule 3.12 and except for any limitations of general application which may be imposed under applicable employment Laws, each of the Acquired Companies has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay and benefits in accordance with such company's disclosed severance pay policy and benefits due terminated employees. Neither the Transactions, nor the termination of the employment of any employees of any of the Acquired Companies prior to or following the consummation of the Transactions could result in any of the Acquired Companies making or being required to make any "excess parachute payment" as that term is defined in
Section 280G of the Code. To the knowledge of HealthAxis, each of the Acquired Companies is in compliance in all material respects with all Laws respecting employment practices. None of the Acquired Companies has ever been a party to or bound by any union, collective bargaining or similar Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of any of the Acquired Companies. Since January 1, 1998, none of the Acquired Companies has experienced any labor problem that was or is material to it. Except as indicated on Schedule 3.13, since January 1, 1999, to the knowledge of HealthAxis, no employee of any of the Acquired Companies having an annual salary of $75,000 or more has indicated an intention to terminate or has been terminated with respect to his or her employment with such company.

         3.14 Employee Benefit Plans.

              (a) Schedule 3.14 sets forth a complete list of all (A) "employee benefit plans" as defined in sections 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (B) all retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plans, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan as defined in section 3(3) of ERISA, and
(C) any employment agreement or consulting agreement, which Acquired Companies or any trade or business, whether or not incorporated, that together with the Acquired Companies would be deemed a "single employer" within the meaning of
Section 4001(b) of ERISA (a "HealthAxis ERISA Affiliate"), maintains, is a party to, participates in or with respect to which has any liability or contingent liability.

              (b) With respect to each HealthAxis Employee Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to HAI: (A) the most recent plan and related trust documents, and all amendments thereto; (B) the most recent summary plan description, and all related summaries of material modifications thereto; (C) the most recent Form 5500 (including schedules and attachments); (D) the most recent IRS determination letter or request therefor; and (E) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112), if any; and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied. In the case of any HealthAxis Employee Benefit Plan which is not in written form, HAI has been supplied with an accurate description of such HealthAxis Employee Benefit Plan as in effect on the date hereof.

              (c) Except as set forth in Schedule 3.14, the HealthAxis Employee Benefit Plans and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, have received favorable determination letters from the Internal Revenue Service which cover all applicable law for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired; neither HealthAxis nor any of its respective HealthAxis ERISA Affiliates is aware of any event or circumstance that could reasonably be expected to result in the failure of such HealthAxis Employee Benefit Plan or its related trust to be so qualified; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

              (d) Except as set forth in Schedule 3.14, the HealthAxis Employee Benefit Plans have been maintained and administered in all material respects in accordance with their terms and applicable laws, and no event has occurred which will or could cause any such HealthAxis Employee Benefit Plan to fail to comply with such requirements, except where the failure to comply would not have a material adverse effect on the Acquired Companies on a consolidated basis and no notice has been issued by any governmental authority questioning or challenging such compliance.

              (e) Except as disclosed in Schedule 3.14, there are no pending actions, claims or proceedings against or relating to any HealthAxis Employee Benefit Plan other than routine benefit claims by persons entitled to benefits thereunder. There are no investigations or audits of or relating to any HealthAxis Employee Benefit Plan. HealthAxis has no knowledge of any facts which could form the basis of any such investigation or audit.

              (f) Except as disclosed in Schedule 3.14, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee (current, former or retired) of HealthAxis, (B) increase any benefits under any HealthAxis Employee Benefit Plan, or (C) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

              (g) Actuarially adequate accruals for all obligations under the HealthAxis Employee Benefit Plans are reflected in the financial statements of HealthAxis and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date.

              (h) Except as described in Schedule 3.14, there have been no acts or omissions by HealthAxis which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which HealthAxis or any HealthAxis ERISA Affiliate may be liable except where such fines, penalties or taxes would not have a material adverse effect on the Acquired Companies on a consolidated basis.

              (i) Except as described in Schedule 3.14, none of the payments payable under the HealthAxis Employee Benefit Plans as a result of the Merger would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

              (j) No HealthAxis Employee Benefit Plan is subject to Title IV of ERISA.

              (k) None of HealthAxis nor any HealthAxis ERISA Affiliate contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan (as defined in section 3(37) of ERISA).

              (l) There has been no act or omission that would impair the ability of HealthAxis and the HealthAxis ERISA Affiliates (or any successor thereto) to unilaterally amend or terminate any HealthAxis Employee Benefit Plan.

              (m) Except as described in Schedule 3.14, there are no self-insured Employee Benefit Plans. With respect to each self-insured Employee Benefit Plan, HealthAxis and/or its subsidiaries maintains a reserve of no less than twenty-five percent (25%) of the aggregate claims paid with respect to the most recently completed plan year.

              (n) Except as set forth in Schedule 3.14, each HealthAxis Employee Benefit Plan is fully funded to the extent that a benefit has accrued thereunder or that an account balance is maintained on behalf of an Employee notwithstanding whether, under the terms of such Plan or as permitted by applicable law, such Plan is not required to be funded. Except as set forth in
Schedule 3.14, each HealthAxis Employee Benefit Plan is fully funded to the extent that a benefit has accrued thereunder or that an account balance is maintained on behalf of an Employee notwithstanding whether, under the terms of such Plan or as permitted by applicable law, such Plan is not required to be funded.

         3.15 Labor Matters.

              (a) Except as set forth in Schedule 3.15, (A) none of the Acquired Companies is a party to any labor or collective bargaining agreement and no employees of the Acquired Companies are represented by any labor organization;
(B) within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of HealthAxis, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (C) within the preceding three years, to the knowledge of HealthAxis, there have been no organizing activities involving the Acquired Companies with respect to any group of employees of the Acquired Companies.

              (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving the Acquired Companies. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of HealthAxis, threatened in writing by or on behalf of any employee or group of employees of the Acquired Companies. Each of the Acquired Companies relations with its employees are currently on a good and normal basis.

              (c) Each of the Acquired Companies is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN Act"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except where non-compliance would not have a material adverse effect on the Acquired Companies taken as a whole.

              (d) Except as set forth in Schedule 3.15 and except for any limitation of general application which may be imposed under applicable employment laws, each of the Acquired Companies has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than for severance pay in accordance with any severance pay policy of any of the Acquired Companies disclosed to HAI.

              (e) Except as set forth in Schedule 3.15, since January 1, 1998, no employee of any of the Acquired Companies having an annual salary of $100,000 or more has indicated an intention to terminate or has terminated his or her employment with such company.

         3.16 Environmental Matters.

              (a) Except as set forth in Schedule 3.16:

                  (i) The operations of each of the Acquired Companies have been and, as of the Closing Date, will be, in material compliance with all Environmental Laws, except for such noncompliance which would not individually or in the aggregate have a Material Adverse Effect on HealthAxis;

                  (ii) None of the Acquired Companies is subject to any outstanding orders from, or agreements with, any Governmental Entity or other person respecting (x) Environmental Laws, (y) Remedial Action or (z) any Release or threatened Release of a Hazardous Material;

                  (iii) None of the Acquired Companies has received any written communication alleging, with respect to any such party, the violation of or potential liability under any Environmental Law;

                  (iv) No judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of HealthAxis, threatened against the Acquired Companies alleging the violation of or seeking to impose liability pursuant to any Environmental Law; and

                  (v) No environmental approvals, clearances or consents are required under applicable law from any governmental entity or authority in order to consummate the transactions contemplated herein.

              (b) This Section 3.16 sets forth the sole representations and warranties of HealthAxis with respect to Environmental Laws.

         3.17 Material Suppliers. Except as set forth on Schedule 3.17, since January 1, 1999, none of the material suppliers of the Acquired Companies has given notice or otherwise indicated to such company that it will or intends to terminate or not renew its Contract with such company before the scheduled expiration date or otherwise terminate its relationship with such company. To the knowledge of HealthAxis, the relationship of each of the Acquired Companies with such material suppliers is currently on a good and normal basis and the Transactions will not adversely affect these relations.

         3.18 Proceedings and Judgments. Except as disclosed on Schedule 3.18,
(a) no Proceeding is currently pending or, to the knowledge of HealthAxis, threatened, nor has any Proceeding occurred at any time since January 1, 1998, to which any of the Acquired Companies is or was a party, or by which any of the Acquired Companies or any Assets or business of any of the Acquired Companies is or was affected; (b) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1998, against any of the Acquired Companies, or by which any of the Acquired Companies or any Assets or business of any of the Acquired Companies is or was affected; and (c) no material breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted in any proceeding or, to the knowledge of HealthAxis, threatened in writing by or against any of the Acquired Companies at any time since January 1, 1998, and, to the knowledge of HealthAxis, there is no basis for any such claim.

         3.19 Insurance. Schedule 3.19 is an accurate and complete list of all Insurance Policies (excluding Insurance Policies that constitute HealthAxis' Employee Benefit Plans described on Schedule 3.14) owned or maintained by any of the Acquired Companies and/or any of their predecessors at any time since January 1, 1998. Except as indicated on Schedule 3.19, all such Insurance Policies are or were on an "occurrence" rather than a "claims made" basis. None of the Acquired Companies has received notice of cancellation with respect to any such current Insurance Policy, and, to the knowledge of HealthAxis, there is no basis for the insurer thereunder to terminate any such current Insurance Policy. Accurate and complete copies of all Insurance Policies described on
Schedule 3.19 have been made available to HAI. Each such Insurance Policy is or was in full force and effect during the period(s) of coverage indicated on
Schedule 3.19. There are no claims that are pending under any of the Insurance Policies described in this section.

         3.20 Questionable Payments. None of the Acquired Companies or, to the knowledge of HealthAxis, any of the HealthAxis Shareholders, nor any current or former partners, owners, HealthAxis Shareholders, members, directors, executives, officers, representatives, agents or employees of any of the Acquired Companies (when acting in such capacity or otherwise on behalf of any of the Acquired Companies or any of their predecessors), (a) has used or is using any corporate funds (i) for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity or, (ii) to the knowledge of HealthAxis, in violation of customer policies and/or rules;
(b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (d) has made at any time since January 1, 1998, any false or fictitious entries on the books and records of any of the Acquired Companies; (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of any of the Acquired Companies; or (f) made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of any of the Acquired Companies.

         3.21 Related Party Transactions. To the knowledge of HealthAxis, except as described on Schedule 3.21 and except for any Contracts listed on Schedule 3.17, there are no real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between or among any of the Acquired Companies and any current or former partner, owner, shareholder, member, director, officer or controlling Person of any of the Acquired Companies, other than UICI, HAI or its subsidiaries.

         3.22 Liens. Except as set forth in Schedule 3.22, none of the Acquired Companies has granted, created or suffered to exist with respect to any of its assets, any mortgage, pledge, charge, or hypothecation, collateral assignment, lien (statutory or otherwise), encumbrances or security agreement of any kind or nature whatsoever.

         3.23 Vote Required. The affirmative votes of the holders of a majority of the outstanding shares of HealthAxis Common Stock and a majority of each series of the HealthAxis Convertible Preferred Stock are the only votes of the holder of any class or series of HealthAxis' capital stock necessary (under applicable law) to approve the Merger and the Transactions.

         3.24 Brokerage Fees. Except as set forth on Schedule 3.24, no Person acting on behalf of any of the Acquired Companies or any of the HealthAxis Shareholders is or shall be entitled to any brokerage fee, finder's fee or investment banking fee in connection with the Transactions.

         3.25 Investment Company. HealthAxis is not currently and upon consummation of the Merger, HealthAxis will not be an investment company within the meaning of the Investment Company Act of 1940, as amended.

         3.26 Full Disclosure. No representation or warranty made by HealthAxis in this Agreement or pursuant hereto (a) contains any untrue statement of material fact; or (b) omits to state any material fact that is necessary to make the statements made, in light of the circumstances under which they are made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to HAI and Newco in connection with the Transactions, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be material to HAI's or Newco's understanding thereof in any respect.

         3.27 Compliance with Law. The operations of each of the Acquired Companies, the conduct of the business of each of the Acquired Companies, as and where such business has been or presently is conducted, and the ownership, possession and use of the Assets of each of the Acquired Companies have complied and currently do comply with all applicable Laws and the articles and bylaws of each entity except where the failure to comply will not have a material adverse effect. Except as set forth on Schedule 3.27, each of the Acquired Companies has obtained and holds all Permits required for the lawful operation of its business or businesses as and where such business or businesses are presently conducted. All Permits held by the Acquired Companies are listed on Schedule 3.27, and copies of such Permits have been made available to HAI and Newco.

         3.28 Absence of Certain Changes. Except as disclosed in HAI SEC Documents, since June 30, 2000, there has not been any material adverse change as to HealthAxis and its subsidiaries taken as a whole.

                   SECTION 4: REPRESENTATIONS OF HAI AND NEWCO

         HAI and Newco, jointly and severally, represent and warrant to HealthAxis and the HealthAxis Shareholders as of the date of this Agreement, and covenant with HealthAxis and the HealthAxis Shareholders, as follows:

         4.1 Organization. HAI and Newco are each a corporation that is duly organized and subsisting under the Laws of the Commonwealth of Pennsylvania. HAI and Newco each possess the full corporate power and authority to own its Assets, conduct its business as and where such business is presently conducted, and enter into this Agreement and the Plan. Newco is a wholly owned subsidiary of HAI. Except as set forth on Schedule 4.1 hereto, HAI has no other subsidiaries. Each of the Acquiring Companies is duly qualified or registered to do business in each jurisdiction where the ownership or leasing of properties or assets by it, or the operation of its business, requires such qualification, except where the failure to qualify or register will not have a material adverse effect on the business, financial condition or results of operations of HAI on a consolidated basis. Accurate and complete copies of articles or certificates of incorporation and bylaws, (or similar organizational documents), each as amended to date, and all Contracts relating to the acquisition of each of the Acquiring Companies (or their affiliates or predecessors) have been made available to HealthAxis. Newco has not engaged in any activities other than in connection with its organization and this Agreement and has no liabilities.

         4.2 Effect of Agreement. Each of HAI's and Newco's execution, delivery and performance of this Agreement, and its consummation of the Transactions, (a) subject to approval by HAI shareholders ("HAI Shareholders") of HAI's issuances of the HAI Common Stock in the Merger as required by the NASD and an amendment to its articles of incorporation to increase its authorized shares, have been duly authorized by all necessary corporate actions by their respective boards of directors, and HAI Shareholders; (b) do not constitute a violation of or default under their respective charters or bylaws; (c) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which HAI or Newco is a party or by which HAI or Newco is bound; (d) do not constitute a violation of any Law or Judgment that is applicable to it or to their respective businesses or Assets, or to the Transactions; and (e) except as stated on Schedule 4.2, do not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of each of HAI and Newco, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws (including insurance related laws and regulation) relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

         4.3 Capital Stock and Ownership. The authorized capital stock of HAI is 50,000,000 shares of HAI Common Stock, of which 13,097,618 shares were issued and outstanding as of June 30, 2000, 20,000,000 shares of Class A Common Stock par value $.10 per share, none of which are outstanding, and 20,000,000 shares of preferred stock, $1.00 par value per share, none of which are outstanding. All of the issued and outstanding shares of capital stock of HAI have been duly authorized and validly issued, and are fully paid and nonassessable, with no liability or preemptive rights attaching to the ownership thereof. All issuances and grants of all outstanding options, warrants and all offerings, sales and issuances by HAI of any shares of capital stock complied in all material respects with all applicable federal and state securities Laws, all applicable state corporation Laws and all requirements set forth in applicable Contracts. Except as provided on Schedule 4.3, there are no outstanding options, puts, calls, warrants, subscriptions, stock appreciation rights, phantom stock, or other Contracts or Contract Rights relating to the offering, sale, issuance, redemption or disposition of any shares of capital stock, or other securities of HAI.

         4.4 Financial and Corporate Records. The books and records of each of the Acquiring Companies are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such books and records fairly and accurately reflect in all material respects all of the Assets and Obligations of each of the Acquiring Companies and all Contracts and other transactions to which each of the Acquiring Companies is or was a party or by which each of the Acquiring Companies or the business or Assets of each of the Acquiring Companies is or was affected. Accurate and complete copies of the contents of the minute books and stock books of each of the Acquiring Companies have been made available to HealthAxis. Such minute books and stock books include (a) minutes of all meetings of the HAI Shareholders, board of directors and any committees of the board of directors at which any material action was taken, which minutes accurately record all material actions taken at such meetings, (b) accurate and complete written statements of all actions taken by the HAI Shareholders, board of directors and any committees of the board of directors without a meeting, and
(c) accurate and complete records of the subscription, issuance, transfer and cancellation of all shares of capital stock, and all other securities since the date of incorporation or formation.

         4.5 Financial Statements; No Material Undisclosed Liabilities. The consolidated financial statements of HAI for the year ended December 31, 1999 and for the six months ended June 30, 2000 have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as indicated in the notes thereto) and, except as set forth on Schedule 4.5, fairly present, in accordance with the applicable requirements of GAAP, the consolidated financial position of its subsidiaries, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statement, to normal year-end audit adjustments). HAI has no subsidiaries which are not consolidated for accounting purposes. Except as reflected in Schedule 4.5, since June 30, 2000, none of the Acquiring Companies has incurred any liabilities, absolute, accrued, contingent or otherwise, whether due or to become due (and there is no basis for such liabilities) except: (i) liabilities arising in the ordinary course of business consistent with past practice, which individually or in the aggregate would not have a material adverse effect on HAI; or (ii) other liabilities which, individually or in the aggregate, together with those liabilities referenced in subparagraph (i), would not have a material adverse effect on HAI.


         4.6  Taxes. Except as set forth in Schedule 4.6:

              (a) The Acquiring Companies have (x) duly and timely filed (or there have been filed on their behalf) with the appropriate taxing authorities all Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects and (y) timely paid or there have been paid on their behalf all Taxes shown to be due on such Returns.

              (b) The Acquiring Companies have properly accrued on their respective financial statements all Taxes due for which each of the respective Acquiring Companies may be liable, whether or not shown on any Tax Return as being due (including by reason of being a member of an affiliated group or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity). The Acquiring Companies have established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

              (c) The Acquiring Companies have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and sales, gross receipts and use taxes, and has, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws, or such amounts are held in separate bank accounts for such purpose.

              (d) There are no Liens for Taxes upon the assets or properties of the Acquiring Companies except for statutory liens for current Taxes not yet due.

              (e) The Acquiring Companies have not requested any extension of time nor has any such extension been requested on its behalf within which to file any Tax Return in respect of any taxable year which has not since been filed.

              (f) Based upon HAI's knowledge, no Audits exist with regard to any Taxes or Tax Returns of the Acquiring Companies and there has not been received any written notice that such an Audit is pending or threatened with respect to any Taxes due from or with respect to the Acquiring Companies or any Tax Return filed by or with respect to the Acquiring Companies. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations or the Acquiring Companies which (i) reasonably could be expected to result in an adjustment to the liability for Taxes for such period examined or (ii), by application of similar principles, reasonably could be expected to result in an adjustment to the liability for Taxes for any other period not so examined.

              (g) None of the Acquiring Companies is a party to any Tax allocation or sharing agreement. None of the Acquiring Companies (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was HAI) or (B) has any liability for the Taxes of any other party (other than any of the Acquiring Companies) under Treasury Regulation Section 1.1502-6 (or any provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         4.7 SEC Filings. Except as stated on Schedule 4.7, HAI has timely filed all reports, proxy statements, forms and other documents required to be filed with the SEC since January 1, 1996 and prior to the date of this Agreement ("HAI SEC Documents"). As of their respective dates, HAI SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such HAI SEC Documents. As of their respective dates, the HAI SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         4.8 Assets. Schedule 4.8 includes detailed lists of all Assets a current fair market value of not less than $100,000 of each of the Acquiring Companies which are reflected on the June 30, 2000 Balance Sheet, including (a) Cash Assets, itemized by bank or other account, showing cost and market value if different from cost; (b) Accounts Receivable, showing customer names, individual invoice dates, individual invoice amounts and allowances for doubtful accounts, or, in the case of earned but not billed receivables, customer names and individual dates on which the receivables are billable; (c) other current Assets, itemized by category and with appropriate explanation; (d) Tangible Property, grouped as to type, showing cost, accumulated depreciation and net book value; and (e) Software and Intangibles, showing cost or amount capitalized, accumulated amortization and net book value. Each of the Acquiring Companies has good and valid title to all of its respective Assets which are owned by it and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance, other than Encumbrances (a) for Taxes, assessments, levies, fees and other governmental and similar charges not due and payable, mechanics' liens, or other "ordinary course" liens that do not materially effect the value of the Assets; or (b) listed on Schedule 4.8.

         4.9 Obligations. Schedule 4.9 includes detailed lists of all material Obligations of each of the Acquiring Companies which are required by GAAP to be reflected on the June 30, 2000 Balance Sheet, itemized by balance sheet account, and with aggregate net balances equal to the balances on the June 30, 2000 Balance Sheet, including (a) accounts payable, (b) accrued expenses and reserves, itemized by category and with appropriate explanation, (c) deferred revenues, itemized by customer and time periods, and (d) other current and long-term liabilities. None of the Acquiring Companies has any material Obligations other than (i) Obligations reflected on the June 30, 2000 Balance Sheet, (ii) Obligations set forth in Schedule 4.11, provided that as of June 30, 2000, no such Obligation consisted of or resulted from a default under or violation of any such Contract, (iii) Obligations incurred since June 30, 2000, in the ordinary course, consistent with past practices, and not in breach of any of the representations and warranties made in Section 4.12, and (iv) Obligations not required by GAAP to be reflected on the June 30, 2000 Balance Sheet. Except as described on Schedule 4.9, none of the Obligations of any of the Acquiring Companies are guaranteed by any Person.

         4.10 Operations Since June 30, 2000. Except as disclosed in the HAI SEC Documents, as set forth on Schedule 4.10 or in the ordinary course of their respective businesses consistent with its past practices, from June 30, 2000 to the date of this Agreement none of the Acquiring Companies has (i) created or assumed any Encumbrance upon any of its business or Assets, (ii) incurred any Obligation, (iii) made any loan or advance to any Person; (iv) assumed, guaranteed or otherwise become liable for any Obligation of any Person; (v) committed for any capital expenditure; (vi) purchased, leased, sold, abandoned or otherwise acquired or disposed of any business or Assets; (vii) waived any right or canceled any debt or claim; (viii) assumed or entered into any Contract other than this Agreement; or (ix) increased, or authorized an increase in, the compensation or benefits paid or provided to any of their directors, officers, employees, salesmen, agents or representatives.

         4.11 Tangible Property. Each of the Acquiring Companies has good and valid title to all of its Tangible Property, free and clear of any Encumbrances other than Encumbrances (a) for taxes, assessments, levies, fees and other governmental and similar charges not due and payable, mechanics' liens, or other "ordinary course" liens that do not materially effect the value of the Tangible Property; or (b) set forth in the June 30, 2000 Balance Sheet or Schedule 4.11.

         4.12 Software and Other Intangibles. Except for commercially available Software, set forth on Schedule 4.12 is an accurate and complete list and description of all Software and material Intangibles owned, marketed, licensed, supported, maintained, used or under development by the Acquiring Companies, and, in the case of Software, a product description, the language in which it is written and the type of hardware platform(s) on which it runs. Except as explained on Schedule 4.12, each of the Acquiring Companies has good and valid title to, and has the full right to use, all of the Software and Intangibles listed on Schedule 4.12, free and clear of any Encumbrance (except for use restrictions contained in licensed commercially available Software). Except as set forth in Schedule 4.12, all shrinkwrap and other commercially available Software has been properly licensed and all related fees paid. To the knowledge of HAI, all application Software utilized in its business is year 2000 compliant. To the knowledge of HAI, none of the Software or Intangibles listed on Schedule 4.12, or their respective past or current uses, including the preparation, distribution, marketing or licensing, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, copyright, trade secret or other Intangible of any Person. To the knowledge of HAI, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Software or Intangibles listed on Schedule 4.11.

Except as set forth on Schedule 4.12, none of the Software or Intangibles listed on Schedule 4.11 is owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any of the Acquiring Companies or any of the HAI Shareholders nor does any such Person have any interest therein or right thereto, including the right to royalty payments.

         4.13 Contracts. Schedule 4.13 is an accurate and complete list of all of the following types of Contracts which involve either future Obligations of $100,000 or more to which any of the Acquiring Companies is a party or by which any of the Acquiring Companies is bound, or is otherwise material to any of the Acquiring Companies (collectively, the "Specified Contracts"), grouped into the following categories: (a) customer, client or alliance partner Contracts; (b) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by any of the Acquiring Companies; (c) loan agreements, mortgages, notes, guarantees and other financing Contracts; (d) Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment, Contracts for the purchase, license, lease and/or maintenance of Software under which any of the Acquiring Companies is the purchaser, licensee, lessee or user, and other supplier Contracts; (e) employment, consulting and sales representative Contracts (excluding Contracts which constitute Employee Benefit Plans listed on Schedule 4.15, and excluding oral Contracts with employees for "at will" employment); (f) Contracts under which any rights in and/or ownership of any Software product, technology or other Intangible of any of the Acquiring Companies, or any prior version thereof, or any part of the customer base, business or Assets of any of the Acquiring Companies, or any shares or other ownership interests in any of the Acquiring Companies (or any of their predecessors) was Acquiring; and (g) other material Contracts (excluding Contracts which constitute Insurance Policies listed on
Schedule 4.22 and excluding this Agreement and all other Contracts entered into between any of the Acquiring Companies and HealthAxis, or among any of the Acquiring Companies, HealthAxis and other parties in connection herewith). A description of each oral Specified Contract is included on Schedule 4.13, and copies of each written Specified Contract have been made available to HealthAxis. Except as set forth on Schedule 4.13, with respect to each of the Specified Contracts, none of the Acquiring Companies is in material default thereunder nor would be in material default thereunder with the passage of time, the giving of notice, or both. Except as set forth on Schedule 4.13, to the knowledge of HAI, none of the other parties to any Specified Contract is in material default thereunder or would be in material default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 4.13, none of the Acquiring Companies has given or received any notice of default or notice of termination with respect to any Specified Contract, and to the knowledge of HAI each Specified Contract is in full force and effect in accordance with its terms. Except as set forth on Schedule 4.13, there are no currently outstanding proposals or offers submitted by any of the Acquiring Companies to any customer, prospect, supplier or other Person which, if accepted, would result in a legally binding Contract of such company involving an amount or commitment exceeding $100,000 in any single case or an aggregate amount or commitment exceeding $500,000 in the aggregate.

         4.14 Employees and Independent Contractors. Schedule 4.14 is a list of all of the employees with annual compensation in excess of $100,000 of the Acquiring Companies and (a) their titles or responsibilities; (b) their social security numbers; (c) their dates of hire; (d) their current salaries or wages and all bonuses, commissions and incentives paid at any time during the past twelve months; (e) their last compensation changes and the dates on which such changes were made; (f) any specific bonus, commission or incentive plans or agreements for or with them; and (g) any outstanding loans or advances made to them. Schedule 4.14 is a list of all sales representatives and material independent contractors engaged by the Acquiring Companies and their payment arrangements (if not set forth in a Contract listed or described on Schedule 4.13). Except as limited by any employment Contracts listed on Schedule 4.13 and except for any limitations of general application which may be imposed under applicable employment Laws, each of the Acquiring Companies has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay and benefits in accordance with such company's disclosed severance pay policy and benefits due terminated employees. Neither the Transactions, nor the termination of the employment of any employees of any of the Acquiring Companies prior to or following the consummation of the Transactions could result in any of the Acquiring Companies making or being required to make any "excess parachute payment" as that term is defined in
Section 280G of the Code. To the knowledge of HAI, each of the Acquiring Companies is in compliance in all material respects with all Laws respecting employment practices. None of the Acquiring Companies has ever been a party to or bound by any union, collective bargaining or similar Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of any of the Acquiring Companies. Since January 1, 1998, none of the Acquiring Companies has experienced any labor problem that was or is material to it. Except as indicated on Schedule 4.14, since January 1, 1999, to the knowledge of HAI, no employee of any of the Acquiring Companies having an annual salary of $75,000 or more has indicated an intention to terminate or has been terminated with respect to his or her employment with such company.

         4.15 Employee Benefit Plans.

              (a) Schedule 4.15 sets forth a complete list of all (A) "employee benefit plans" as defined in sections 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (B) all retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan as defined in section 3(3) of ERISA, and
(C) any employment agreement or consulting agreement, which Acquiring Companies or any trade or business, whether or not incorporated, that together with the Acquiring Companies would be deemed a "single employer" within the meaning of
Section 4001(b) of ERISA (an "HAI ERISA Affiliate"), maintains, is a party to, participates in or with respect to which has any liability or contingent liability.

              (b) With respect to each HAI Employee Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to HealthAxis: (A) the most recent plan and related trust documents, and all amendments thereto; (B) the most recent summary plan description, and all related summaries of material modifications thereto; (C) the most recent Form 5500 (including schedules and attachments); (D) the most recent IRS determination letter or request therefor; and (E) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112), if any; and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied. In the case of any HAI Employee Benefit Plan which is not in written form, HealthAxis has been supplied with an accurate description of such HAI Employee Benefit Plan as in effect on the date hereof.

              (c) Except as set forth in Schedule 4.15, the HAI Employee Benefit Plans and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, have received favorable determination letters from the Internal Revenue Service which cover all applicable law for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired; neither HAI nor any of its respective HAI ERISA Affiliates is aware of any event or circumstance that could reasonably be expected to result in the failure of such HAI Employee Benefit Plan or its related trust to be so qualified; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

              (d) Except as set forth in Schedule 4.15, the HAI Employee Benefit Plans have been maintained and administered in all respects in accordance with their terms and applicable laws, and no event has occurred which will or could cause any such HAI Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

              (e) Except as disclosed in Schedule 4.15, there are no pending or, to the knowledge of HAI, threatened actions, claims or proceedings against or relating to any HAI Employee Benefit Plan other than routine benefit claims by persons entitled to benefits thereunder. There are no investigations or audits of or relating to any HAI Employee Benefit Plan. HAI has no knowledge of any facts which could form the basis of any such investigation or audit.

              (f) Except as disclosed in Schedule 4.15, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee (current, former or retired) of HAI, (B) increase any benefits under any HAI Employee Benefit Plan, or (C) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

              (g) HAI has no knowledge of any oral or written statement made by or on behalf of HAI or an HAI ERISA Affiliate regarding any HAI Employee Benefit Plan that was not in accordance with such Employee Benefit Plan.

              (h) Actuarially adequate accruals for all obligations under the HAI Employee Benefit Plans are reflected in the financial statements of HAI and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date.

              (i) Except as described in Schedule 3.14, there have been no acts or omissions by HAI which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which HAI or any HAI ERISA Affiliate may be liable.

              (j) Except as described in Schedule 3.14, none of the payments payable under the HAI Employee Benefit Plans as a result of the Merger would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

              (k) No HAI Employee Benefit Plan is subject to Title IV of ERISA.

              (l) None of HAI nor any HAI ERISA Affiliate contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan (as defined in section 3(37) of ERISA).

              (m) There has been no act or omission that would impair the ability of HAI and the HAI ERISA Affiliates (or any successor thereto) to unilaterally amend or terminate any HAI Employee Benefit Plan.

              (n) Except as described in Schedule 4.15, there are no self-insured Employee Benefit Plans. With respect to each self-insured Employee Benefit Plan, HAI and/or its subsidiaries maintains a reserve of no less than twenty-five percent (25%) of the aggregate claims paid with respect to the most recently completed plan year.

              (o) Except as set forth in Schedule 4.15, each HAI Employee Benefit Plan is fully funded to the extent that a benefit has accrued thereunder or that an account balance is maintained on behalf of an Employee notwithstanding whether, under the terms of such Plan or as permitted by applicable law, such Plan is not required to be funded. Except as set forth in
Schedule 4.15, each HAI Employee Benefit Plan is fully funded to the extent that a benefit has accrued thereunder or that an account balance is maintained on behalf of an Employee notwithstanding whether, under the terms of such Plan or as permitted by applicable law, such Plan is not required to be funded.

         4.16 Labor Matters.

              (a) Except as set forth in Schedule 4.16, (A) none of the Acquiring Companies is a party to any labor or collective bargaining agreement and no employees of the Acquiring Companies are represented by any labor organization; (B) within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of HAI, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (C) within the preceding three years, to the knowledge of HAI, there have been no organizing activities involving the Acquiring Companies with respect to any group of employees of the Acquiring Companies.

              (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving the Acquiring Companies. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of HAI, threatened in writing by or on behalf of any employee or group of employees of the Acquiring Companies. Each of the Acquiring Companies relations with its employees are currently on a good and normal basis.

              (c) Each of the Acquiring Companies is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, Worker Adjustment Retraining and Notification Act of 1988, as amended (" WARN Act"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except where non compliance would not individually or in the aggregate adversely affect the Acquiring Companies taken as a whole in any material respect.

              (d) Except as set forth in Schedule 4.16 and except for any limitation of general application which may be imposed under applicable employment laws, each of the Acquiring Companies has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than for severance pay in accordance with any severance pay policy of any of the Acquiring Companies disclosed to HealthAxis

              (e) Except as set forth in Schedule 4.16, since January 1, 1998, no employee of any of the Acquiring Companies having an annual salary of $100,000 or more has indicated an intention to terminate or has terminated his or her employment with such company.

         4.17 Environmental Matters.

              (a) Except as set forth in Schedule 4.17:

                  (i) The operations of each of the Acquiring Companies have been and, as of the Closing Date, will be, in material compliance with all Environmental Laws, except for such noncompliance which would not individually or in the aggregate have a material adverse effect on HAI;

                  (ii) None of the Acquiring Companies is subject to any outstanding orders from, or agreements with, any Governmental Entity or other person respecting (x) Environmental Laws, (y) Remedial Action or (z) any Release or threatened Release of a Hazardous Material;

                  (iii) None of the Acquiring Companies has received any written communication alleging, with respect to any such party, the violation of or potential liability under any Environmental Law;

                  (iv) No judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of HAI, threatened against the Acquiring Companies alleging the violation of or seeking to impose liability pursuant to any Environmental Law; and

                  (v) No environmental approvals, clearances or consents are required under applicable law from any governmental entity or authority in order to consummate the transactions contemplated herein.

              (b) This Section 4.17 sets forth the sole representations and warranties of HAI with respect to Environmental Laws.

         4.18 Absence of Changes. Except as disclosed in HAI SEC Documents, since June 30, 2000, there has not been a material adverse change as to HAI and its subsidiaries taken as a whole.

         4.19 Authorization for HAI Common Stock. HAI will take all necessary action prior to the Closing Date to permit it to issue the number of shares of HAI Common Stock required to be issued pursuant to this Agreement and the Plan, including amending its Articles of Incorporation to increase the number of authorized shares of common stock. All shares of HAI Common Stock issued pursuant to this Agreement and the Plan will, when issued, be validly issued, fully paid and nonassessable and no Person will have any preemptive right of subscription or purchase in respect thereof. All shares of HAI Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws and will, when issued, be listed for trading on the NASDAQ National Market System or the NASDAQ SmallCap Market subject to official notice of issuance.

         4.20 Proceedings and Judgments. Except as disclosed on Schedule 4.20,
(a) no Proceeding is currently pending or, to the knowledge of HAI, threatened, nor has any Proceeding occurred at any time since January 1, 1998, to which any of the Acquiring Companies is or was a party, or by which any of the Acquiring Companies or any Assets or business of any of the Acquiring Companies is or was affected; (b) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1998, against any of the Acquiring Companies, or by which any of the Acquiring Companies or any Assets or business of any of the Acquiring Companies is or was affected; and (c) no material breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted in any proceeding or, to the knowledge of HAI, threatened in writing by or against any of the Acquiring Companies at any time since January 1, 1998, and, to the knowledge of HAI, there is no basis for any such claim.

         4.21 Insurance. Schedule 4.22 is an accurate and complete list of all Insurance Policies (excluding Insurance Policies that constitute HAI' Employee Benefit Plans described on Schedule 4.15) owned or maintained by any of the Acquiring Companies and/or any of their predecessors at any time since January 1, 1998. Except as indicated on Schedule 4.21, all such Insurance Policies are or were on an "occurrence" rather than a "claims made" basis. None of the Acquiring Companies has received notice of cancellation with respect to any such current Insurance Policy, and, to the knowledge of HAI, there is no basis for the insurer thereunder to terminate any such current Insurance Policy. Accurate and complete copies of all Insurance Policies described on Schedule 4.21 have been made available to HAI. Each such Insurance Policy is or was in full force and effect during the period(s) of coverage indicated on Schedule 3.15. There are no claims that are pending under any of the Insurance Policies described in this section.

         4.22 Questionable Payments. None of the Acquiring Companies or, to the knowledge of HAI, any of the HAI Shareholders, nor any current or former partners, owners, HAI Shareholders, members, directors, executives, officers, representatives, agents or employees of any of the Acquiring Companies (when acting in such capacity or otherwise on behalf of any of the Acquiring Companies or any of their predecessors), (a) has used or is using any corporate funds (i) for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity or, (ii) to the knowledge of HAI, in violation of customer policies and/or rules; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (d) has made at any time since January 1, 1998, any false or fictitious entries on the books and records of any of the Acquiring Companies; (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of any of the Acquiring Companies; or (f) made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of any of the Acquiring Companies.

         4.23 Related Party Transactions. To the knowledge of HAI, except as described on Schedule 4.23 and except for any Contracts listed on Schedule 4.13, there are no real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between or among any of the Acquiring Companies and any current or former partner, owner, shareholder, member, director, officer or controlling Person of any of the Acquiring Companies, other than UICI or HAI or its subsidiaries.

         4.24 Liens. Except as set forth in Schedule 4.24, none of the Acquiring Companies has granted, created or suffered to exist with respect to any of its assets, any mortgage, pledge, charge, or hypothecation, collateral assignment, lien (statutory or otherwise), encumbrances or security agreement of any kind or nature whatsoever.

         4.25 Vote Required. The affirmative vote of the holders of 80% of the outstanding shares of HAI Common Stock is the only vote of the holder of any class or series of HAI's capital stock necessary (under applicable law) to approve the Merger and the Transactions.

         4.26 Brokerage Fees. Except as set forth in Schedule 4.26, no Person acting on behalf of any of the Acquiring Companies or any of the HAI Shareholders is or shall be entitled to any brokerage fee, finder's fee or investment banking fee in connection with the Transactions.

         4.27 Full Disclosure. No representation or warranty made by HAI in this Agreement or pursuant hereto (a) contains any untrue statement of material fact; or (b) omits to state any material fact that is necessary to make the statements made, in light of the circumstances under which they are made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to HealthAxis by HAI in connection with the Transactions, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to HealthAxis' understanding thereof in any respect.

         4.28 Compliance with Law. The operations of each of the Acquiring Companies, the conduct of the business of each of the Acquiring Companies, as and where such business has been or presently is conducted, and the ownership, possession and use of the Assets of each of the Acquiring Companies have complied and currently do comply with all applicable Laws and the articles and bylaws of each entity except where the failure to comply will not have a material adverse effect. Except as set forth on Schedule 4.28, each of the Acquiring Companies has obtained and holds all Permits required for the lawful operation of its business or businesses as and where such business or businesses are presently conducted. All Permits held by the Acquiring Companies are listed on Schedule 4.28, and copies of such Permits have been made available to HAI and Newco.

         4.29 Investment Matters. HAI is acquiring the HealthAxis Stock for its own account for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution thereof.

         4.30 Investment Company. HAI is not currently and upon consummation of the Merger, HAI will not be an investment company within the meaning of the Investment Company Act of 1940, as amended.

         4.31 Other Matters. Without limiting the generality of the foregoing representations and warranties, and except as set forth in Schedule 4.31, HAI has timely filed with the SEC as required and has delivered to HealthAxis copies of all material agreements entered into by HAI since June 30, 2000. Agreements disclosed in Schedule 4.31 and not filed with the SEC will be filed promptly with the SEC. Such agreements are accurate and complete and does not contain any untrue statement of a material fact or omits to state any material fact that is necessary to make the statements made, in light of the circumstances under with they were made, not false or misleading.

          SECTION 5: CERTAIN OBLIGATIONS OF HEALTHAXIS PENDING CLOSING

         5.1 Conduct of Business. Between the date of this Agreement and the Closing Date or termination of the Agreement, except with the prior written consent of HAI:

              (1) Each of the Acquired Companies shall, (i) conduct their respective businesses in the ordinary course consistent with past practice, (ii) not make any material change in their business practices, and (iii) use their reasonable best efforts to preserve their business organization intact, keeping available the services of their current officers, employees, salesmen, agents and representatives, and maintaining the goodwill of their customers, suppliers and other Persons having business relations with the Acquired Companies.

              (2) Each of the Acquired Companies shall, maintain their corporate existence and subsistence in their respective jurisdictions of incorporation and their good standing in each jurisdiction where they are currently qualified as a foreign corporation. None of the Acquired Companies shall amend their articles of incorporation or bylaws.

              (3) None of the Acquired Companies shall, redeem, retire or purchase, or create, grant or issue any options, warrants or other Contracts or Contract Rights with respect to, any shares of HealthAxis Stock, or any other capital stock or other securities of HealthAxis, or create, grant or issue any stock options, stock appreciation rights, phantom shares or other similar rights, except as may be consistent with past practices.

              (4) Except with respect to the conversion and/or exercise of currently outstanding warrants, stock options and/or Preferred Stock, HealthAxis shall not sell, assign, give, pledge or grant or otherwise transfer, dispose of or encumber any shares of the HealthAxis Stock (or securities convertible, exercisable or exchangeable for capital stock of HealthAxis), or any other capital stock or other securities of HealthAxis owned or held by it.

              (5) None of the Acquired Companies shall transfer or advance any funds to HAI or any affiliate of HAI unless (i) such transfer or advance is approved by the Disinterested HealthAxis Directors and (ii) such transfer or advance is evidenced by a promissory note issued by HAI to HealthAxis secured by assets of HAI having a value of not less than 100% of the amount of the advance. The Disinterested HealthAxis Directors shall have the sole authority to enforce on behalf of HealthAxis this covenant and the covenant set forth in Section 6.1(6).

         The Acquired Companies shall not enter into any Contract that commits it to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 5.1 or any other provisions of this Agreement or the Plan.

         5.2 Consents. Between the date of this Agreement and the Closing Date, each of the Acquired Companies shall in good faith use their reasonable best efforts to obtain all Consents and approvals of all lenders, lessors, vendors, customers and other Persons necessary to permit the Merger and the other

Transactions to be consummated without violating any loan agreement, lease or other material Contract to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound, and to give the notices and make the filings described on Schedule 3.2.

         5.3 Advice of Changes. Between the date of this Agreement and the Closing Date, HealthAxis shall promptly advise HAI, in writing, of any fact of which it obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of HealthAxis contained in this Agreement).

         5.4 Reasonable Best Efforts. HealthAxis shall use its reasonable best efforts to consummate the Merger and the other Transactions as of the earliest practicable date. HealthAxis shall not take, or cause to be taken, or to the best of its ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions.

         5.5 Waivers. Any waiver by HealthAxis of any covenant, condition or termination right by HealthAxis under this Agreement shall be effective only if approved by the Disinterested HealthAxis Directors.

         SECTION 6: CERTAIN OBLIGATIONS OF HAI AND NEWCO PENDING CLOSING

         6.1 Conduct of Business. Between the date of this Agreement and the Closing Date or termination of the Agreement, except with the prior written consent of HealthAxis:

              (1) HAI shall, (i) conduct its business in the ordinary course consistent with past practice, (ii) not make any material change in its business practices, and (iii) use its reasonable best efforts to preserve its business organization intact, keeping available the services of its current officers, employees, salesmen, agents and representatives, and maintaining the goodwill of its customers, suppliers and other Persons having business relations with HAI.

              (2) HAI and Newco shall maintain their corporate existence and subsistence in their respective jurisdictions of incorporation and their good standing in each jurisdiction where they are currently qualified as a foreign corporation. Neither HAI nor Newco shall amend their articles of incorporation or bylaws.

              (3) Except in the ordinary course of its business consistent with its past practices, HAI shall not redeem, retire or purchase, or create, grant or issue any options, warrants or other Contracts or Contract Rights with respect to, any shares of HAI Common Stock, or any other capital stock or other securities of HAI, or create, grant or issue any stock options, stock appreciation rights, phantom shares or other similar rights, except as may be consistent with past practices.

              (4) Except with respect to the conversion and/or exercise of currently outstanding warrants, stock options and/or Preferred Stock, HAI shall not sell, assign, give, pledge or grant or otherwise transfer, dispose of or encumber any shares of the HAI Common Stock (or securities convertible, exercisable or exchangeable for capital stock of HAI), or any other capital stock or other securities of HAI owned or held by it.

              (5) Neither HAI nor Newco shall enter into any Contract that commits them to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 6.1 of this Agreement or the Plan.

              (6) HAI shall not receive or accept any transfer or advance of funds from HealthAxis unless (i) such transfer or advance is approved by the Disinterested HealthAxis Directors pursuant to Section 5.1(5), and (ii) such transfer or advance is evidenced by a promissory note issued by HAI to HealthAxis secured by assets of HAI having a value of not less than 100% of the amount of the advance.

         6.2 Consents. Between the date of this Agreement and the Closing Date, HAI and Newco shall in good faith use their reasonable best efforts to obtain all Consents and approvals of all lenders, lessors, vendors, customers and other Persons necessary to permit the Merger and the other Transactions to be consummated without violating any loan agreement, lease or other material Contract to which either HAI or Newco is a party or by which either HAI or Newco is bound, and to give the notices and make the filings described on Schedule 4.2.

         6.3 SEC Reports. Between the date of this Agreement and the Closing Date, HAI shall timely file all reports and other filings required to be filed by it under the Exchange Act.

         6.4 Advice of Changes. Between the date of this Agreement and the Closing Date, HAI shall promptly advise HealthAxis, in writing, of any fact of which it obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed pursuant to a representation or warranty in this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of HAI and/or Newco contained in this Agreement).

         6.5 Reasonable Best Efforts. HAI and Newco shall use their reasonable best efforts to consummate the Merger and the other Transactions as of the earliest practicable date, and neither HAI nor Newco shall take, or cause to be taken, or to the best of their ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions.

         6.6 NASDAQ Listing. HAI shall use its best efforts to cause the shares of HAI Common Stock constituting the Merger consideration to be listed on the NASDAQ National Market System or NASDAQ SmallCap Market, as applicable, subject to notice of official issuance thereof.

         6.7 Employee Benefits. Following the Effective Date, HAI shall cause Newco to provide benefits to such employees which are comparable to those provided to similarly situated employees of HAI from time-to-time.

         6.8 Waivers. Any waiver by HAI of any covenant, condition or termination right by HAI under this Agreement shall be effective only if approved by the Disinterested HAI Directors.

                 SECTION 7: ADDITIONAL COVENANTS OF THE PARTIES

         7.1 Shareholders' Meetings. (a) HAI shall cause a meeting of its shareholders (including any postponements or adjournments thereto) (the "HAI Shareholders' Meeting") to be duly called and held as soon as reasonably practicable, but in any event within 30 business days after the mailing of the Proxy Statement/Prospectus (as hereinafter defined), for the purpose of voting on the approval of the issuance of the shares of HAI Common Stock to be issued in connection with the Merger; provided, however, that notwithstanding anything to the contrary contained in this Agreement, HAI may adjourn or postpone the HAI Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to HAI's Shareholders in advance of a vote on the issuance of HAI Common Stock in the Merger or, if as of the time for which the HAI Shareholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of HAI Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the HAI Shareholders' Meeting. HealthAxis shall cause a meeting of its shareholders (including any postponements or adjournments thereto) (the "HealthAxis Shareholders' Meeting") (the HAI Shareholders' Meeting and the HealthAxis Shareholders' Meeting shall collectively be referred to herein as, the "Shareholders' Meetings") to be duly called and held as soon as reasonably practicable, but in any event within 30 business days after the mailing of the Proxy Statement/Prospectus (as hereinafter defined), for the purpose of voting on the approval of the Merger.

              (b) As promptly as practicable following the date of this Agreement, HAI and HealthAxis shall prepare a joint proxy statement/prospectus with respect to the Shareholders' Meetings (which proxy statement/prospectus will constitute the prospectus of HAI to be included in the Form S-4 Registration Statement to be filed by HAI pursuant to Section 7.2 hereof and a proxy statement/prospectus on Schedule 14A) (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to HAI's and HealthAxis' Shareholders, is herein called the "Proxy Statement/Prospectus"). HAI will (i) as promptly as practicable following the preparation of the Proxy Statement/Prospectus file the Proxy Statement/Prospectus with the SEC, and use its reasonable best efforts to have it cleared by the SEC and thereafter mail the Proxy Statement/Prospectus to its shareholders; (ii) use its reasonable best efforts to obtain the necessary approval by its shareholders of the issuance of the HAI Common Stock in the Merger and the amendment of the Articles of Incorporation of HAI to increase the number of authorized shares of Common Stock and (iii) otherwise comply with all legal requirements applicable to its respective meeting. HealthAxis will (i) promptly after the Proxy Statement/Prospectus is cleared by the SEC mail the Proxy Statement/Prospectus to its shareholders; (ii) use its reasonable best efforts to obtain the necessary approvals by its shareholders of the Merger and
(iii) otherwise comply with all legal requirements applicable to its respective meeting. HAI agrees to provide HealthAxis with all comments or correspondence received from the SEC as to the Proxy Statement/Prospectus and HAI and HealthAxis shall prepare responses to any such comments or correspondence as required to have the Proxy Statement/Prospectus cleared by the SEC. The Proxy Statement/Prospectus shall include the recommendation of the HAI Board of Directors that their respective shareholders approve the issuance of the HAI Common Stock in the Merger. HAI shall send a Notification of the Merger to HealthAxis Shareholders notifying them of the Effective Date.

              (c) The Boards of Directors of each of HAI and HealthAxis shall recommend approval of the issuance of HAI Common Stock in the Merger and of the Merger, as the case may be, by their respective shareholders and will agree to vote the shares that they hold in favor of the Merger. HAI agrees to vote its shares of HealthAxis common and preferred stock in favor of the Merger.

         7.2  Registration Statement and Proxy Statement/Prospectus.

              (a) The Form S-4 Registration Statement. The Form S-4 Registration Statement and all amendments thereto do and will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. Neither the Form S-4 Registration Statement, nor any amendments thereof, will, on the date the Proxy Statement/Prospectus is first mailed to HAI and HealthAxis Shareholders, at the time of the HAI and/or HealthAxis Shareholders' meeting, at the Effective Date or at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that HAI makes no representation or warranty with respect to any information furnished to it by HealthAxis or any of HealthAxis' accountants, counsel or other authorized representatives in writing specifically for inclusion in the Form S-4 Registration Statement. None of the information with respect to HAI or any affiliate of HAI (other than the Acquired Companies) that is set forth in the Proxy Statement/Prospectus will, on the date that the Proxy Statement/Prospectus is first mailed to HAI and HealthAxis Shareholders, at the time of the HAI and/or HealthAxis Shareholder Meeting or at the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (b) HAI will, as promptly as practicable following the date of this Agreement, continue the preparation and filing with the SEC of a registration statement on Form S-4 (the "Form S-4 Registration Statement"), containing the Proxy Statement/Prospectus, and the prospectus in connection with the Merger and the other transactions contemplated hereby and the SEC as promptly as practicable, HealthAxis will continue to cooperate with HAI in the preparation and filing of the Proxy Statement/Prospectus and will provide HAI with all financial and other data concerning HealthAxis as is necessary in order for HAI to prepare the Proxy Statement/Prospectus.

         7.3 Blue Sky Permits. HAI shall use its reasonable efforts to obtain, prior to the effective date of the Form S-4 Registration Statement, all necessary state securities law or "blue sky" permits and approvals required to ensure that the HAI Common Stock to be issued in the Merger will be registered or qualified under such state securities Laws, and will pay all expenses incident thereto; provided, however, that the foregoing shall not require HAI to
(i) submit generally to jurisdiction or require it to qualify to do business in any jurisdiction where it is not presently required to submit to jurisdiction or be qualified to do business; or (ii) file a general consent to service of process in any jurisdiction.

         7.4 Tax Free Reorganization. HealthAxis and HAI agree not to take or cause to be taken any actions that would adversely affect the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         7.5 Full Disclosure. None of the information supplied or to be supplied by or on behalf of the Acquired Companies for inclusion or incorporation by reference in the Proxy Statement/Prospectus to be filed with the SEC by HAI in connection with the HAI and/or HealthAxis Shareholders' Meeting to be held by HAI and/or HealthAxis relating to the Merger did or will, at the time the information was or is supplied, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. If any such information becomes untrue in any material respect prior to the filing of the Proxy Statement/Prospectus, the mailing of the Proxy Statement/Prospectus to the HAI and HealthAxis Shareholders or the time of the HAI and/or HealthAxis Shareholders' Meeting, HealthAxis will promptly notify HAI.

       SECTION 8: CONDITIONS PRECEDENT TO HEALTHAXIS' CLOSING OBLIGATIONS

         Each obligation of HealthAxis to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 8, except to the extent that such satisfaction is waived by HealthAxis in writing.

         8.1 HAI's and Newco's Representations. Each of the representations and warranties of HAI and/or Newco contained in this Agreement shall be true and correct in all material respects, in each case on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date; provided, however, that any representation and warranty that contains a materiality qualification shall be true and correct in all respects.

         8.2 HAI's and Newco's Performance. All of the terms and conditions of this Agreement to be satisfied or performed by HAI and/or Newco on or before the Closing Date (including, but not limited to, the obligations set forth in Section 10.3) shall have been substantially satisfied or performed.

         8.3 Absence of Proceedings. No Proceeding shall have been instituted, no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks material damages as a result of, the consummation of the Merger or any of the other Transactions.

         8.4 Approval of HealthAxis and HAI Shareholders. The Merger and the issuance of the shares of HAI Common Stock in the Merger shall have been duly approved by the affirmative vote of the HealthAxis and HAI Shareholders, as the case may be, in accordance with applicable Law. The HAI Shareholders shall have approved the amendment to the Articles of Incorporation of HAI to increase the number of authorized shares of common stock and the amendment to the Articles of Incorporation of HAI as set forth in Exhibit D hereto.

         8.5 Board Seats. The following individuals shall have been elected to the Board of Directors of HAI effective as of the Effective Date of the Merger:
Patrick J. McLaughlin, Gregory T. Mutz and Dennis B. Maloney.

         8.6 Adverse Changes. There shall not have been any material adverse change or material casualty loss affecting HAI or any of its subsidiaries. or their respective businesses, Assets or financial condition, between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in the financial performance of HAI or its subsidiaries between the date of this Agreement and the Closing Date.

         8.7 Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no order suspending such effectiveness shall have been issued and remain in effect.

         8.8 Listing of HAI Common Stock. The shares of HAI Common Stock issuable in accordance with the Merger shall have been approved for listing on the NASDAQ National Market System or the NASDAQ SmallCap Market, as applicable, subject to official notice of issuance.

         8.9 Tax Opinion. The parties shall have received an opinion of tax counsel, in form and substance reasonably satisfactory to HAI and HealthAxis, dated as of the Effective Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts then existing: (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and each of HAI, HealthAxis and Newco will be a "party to a reorganization" within the meaning of Section 368(b) of the Code. In rendering such opinion, such firm may require and rely upon representations contained in the tax representation letters delivered to it by HAI and HealthAxis, and such other certificates from such other Persons as such firm may reasonably require; and (ii) the consummation of the Merger will not adversely affect the qualification of the merger between HealthAxis and Insurdata Inc., which occurred on January 7, 2000, as a "reorganization" within the meaning of Section 368(a) of the Code. Such an opinion may contain such further assumptions and qualifications as are customary in legal opinions concerning federal income taxation.

    SECTION 9: CONDITIONS PRECEDENT TO HAI'S AND NEWCO'S CLOSING OBLIGATIONS

         Each obligation of HAI and Newco to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this
Section 9, except to the extent that such satisfaction is waived by HAI in writing.

         9.1 Upon consummation of the Merger, HAI, Newco, UICI, Michael Ashker and Alvin H. Clemens shall enter into a shareholder agreement in the form attached hereto as Exhibit B.

         9.2 Approval of the HealthAxis and HAI Shareholders. The Merger and the issuance of shares of HAI Common Stock in the Merger shall have been duly approved by the affirmative vote of the Shareholders of HealthAxis and HAI Shareholders, as the case may be, in accordance with applicable law, the Articles of Incorporation and Certificates of Designation.

         9.3 Dissenting and other HealthAxis Shareholders. The aggregate number of shares of HealthAxis Stock owned by those HealthAxis Shareholders (if any) who shall have exercised (or given notice of their intent to exercise) the rights of dissenting shareholders under the Pennsylvania Business Corporation Law or any other applicable corporate law shall be less than ten percent (10%) of the total number of outstanding shares of HealthAxis Stock.

         9.4 HealthAxis' Representations. Each of the representations and warranties of HealthAxis contained in this Agreement shall be true and correct in all material respects, in each case on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date provided, however, that any representation and warranty that contains a materiality qualification shall be true and correct in all respects.

         9.5 HealthAxis' Performance. All of the terms and conditions of this Agreement to be satisfied or performed by HealthAxis on or before the Closing Date (including the Obligations set forth in Section 10.2) shall have been substantially satisfied or performed.

         9.6 Absence of Proceedings. No Proceeding shall have been instituted, no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the Merger or any of the other Transactions.

         9.7 Adverse Changes. There shall not have been any material adverse change or material casualty loss affecting the Acquired Companies, or their respective businesses, Assets or financial condition, between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in the financial performance of any of the Acquired Companies between the date of this Agreement and the Closing Date; provided however that to the extent any such material adverse change or material casualty loss is caused, directly or indirectly, by any action or inaction of HAI, such change or loss shall not be deemed to be a material adverse change or material casualty loss.

         9.8 HealthAxis Net Worth. Between the date of this Agreement and the Closing Date, the net worth of the Acquired Companies on a consolidated basis as determined in accordance with GAAP, but excluding goodwill and all other intangible assets acquired as a result of HealthAxis' acquisition of Insurdata, shall not be less than $20.0 million. To the extent that the Closing Date has not occurred prior to the quarterly dates set forth below, the net worth as of any previous quarterly date of the Acquired Companies on a consolidated basis as determined in accordance with GAAP, but excluding goodwill and other intangible assets acquired as a result of HealthAxis' acquisition of Insurdata, shall not be less than: $50.0 million on March 31, 2000; $35.0 million on June 30, 2000; and $20.0 million on September 30, 2000.

                               SECTION 10: CLOSING

         10.1 Closing. The closing of the Merger and the other Transactions (the "Closing") shall take place at a mutually agreeable time and place on a date designated by HAI (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 8 and 9. Contemporaneously with the Closing, the parties hereto shall cause the Plan and properly executed Articles of Merger conforming to the requirements of the Pennsylvania Business Corporation Law (the "Articles of Merger") to be filed with the proper officers of the Commonwealth of Pennsylvania, and the parties shall take such further actions as may be required by the Commonwealth of Pennsylvania, and any other applicable Law, in connection with consummation of the Merger. The Merger shall take effect at the time such filing is made with the Commonwealth of Pennsylvania or at such later time as may be specified in the Articles of Merger (the "Effective Date").

         10.2 HealthAxis' Obligations at Closing. At or prior to the Closing, HAI and Newco shall have received the following:

              (1) All instruments or documents necessary to change the names of the individuals who have access to or are authorized to make withdrawals from or dispositions of all bank accounts, other accounts, certificates of deposits, marketable securities, other investments, safe deposit boxes, lock boxes and safes of HealthAxis described on Schedule 3.4 and all keys and combinations to all safe deposit boxes, lock boxes and safes of HealthAxis and other depositories described on Schedule 3.4.

              (2) A certificate, dated as of the Closing Date, in form and substance satisfactory to HAI, signed by the President and Chief Financial Officer of HealthAxis, certifying, that (i) each representation and warranty made by HealthAxis in this Agreement is correct in all material respects (except for any representation and warranty that contains a materiality qualification, which shall be true and correct in all respects) as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement, (ii) all of the terms and conditions of this Agreement to be satisfied or performed by HealthAxis on or before the Closing Date have been substantially satisfied or performed, and (iii) there has not been any material adverse change or material casualty loss affecting any of the Acquired Companies, or their business, Assets or financial condition, between the date of this Agreement and the Closing Date, and there has not been any material adverse change in HealthAxis' financial performance between the date of this Agreement and the Closing Date.

              (3) Articles of Merger for the Commonwealth of Pennsylvania, in form and substance, acceptable to the parties ("Articles of Merger"), dated as of the Closing Date and duly executed by HealthAxis.

              (4) The signed copies of all Consents listed on Schedule 3.2.

              (5) All of the original minute books and stock books of the Acquired Companies (including original stock certificates evidencing HealthAxis' 100% ownership of each of the subsidiaries) and duly executed resignations, dated as of the Effective Date, of all directors and officers of the Acquired Companies other than as specified by HAI.

              (6) Good standing certificates for HealthAxis, dated no earlier than ten (10) days before the Closing Date, from the Commonwealth of Pennsylvania and from each other jurisdiction in which it is qualified or registered to do business as a foreign corporation and good standing certificate or equivalent from each of the other Acquired Companies from their respective jurisdiction of incorporation.

              (7) A certificate of Secretary of HealthAxis as to the incumbency and signatures of the officers of HealthAxis executing this Agreement.

              (8) Copies of the resolutions duly adopted by the board of directors of HealthAxis, authorizing HealthAxis to execute, deliver and perform this Agreement and the Plan and to consummate the Transactions, certified by an officer of HealthAxis as in full force and effect, without modification or rescission, on and as of the Closing Date.

              (9) A duly signed letter, from each affiliate of HealthAxis, in form, attached hereto as Exhibit C, stating that such affiliate will not sell, assign, give, pledge (except in connection with fully recourse bank loans) or otherwise transfer, dispose of or reduce such affiliate's risk relating to any of such affiliate's shares of capital stock or other securities of HAI without compliance with the applicable federal and state securities laws.

              (10) The legal opinion of tax counsel described in Section 8.9.

              (11) A legal opinion of Blank Rome Comisky & McCauley LLP, as to various corporate and related matters in connection with the Transactions and reasonably acceptable to HAI.

              (12) Notice that all applicable waiting periods with respect to the Transactions shall have expired under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have
(i) required any party to divest itself of any assets in order to consummate such Transactions, or (ii) taken any actions to prohibit the consummation of such Transactions.

              (13) All other agreements, certificates, instruments, financial statement certifications, opinions of counsel and documents reasonably requested by HAI in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement and the Plan.

              (14) Audited financial statements of each of HealthAxis and Insurdata Inc. as of December 31, 1999.

         10.3 HAI's and Newco's Obligations at Closing. At the Closing, HealthAxis shall have received the following:

              (1) The Articles of Merger duly executed by Newco.

              (2) A certificate, dated as of the Closing Date, in form and substance satisfactory to HealthAxis, signed by an officer of HAI, certifying that (i) each representation and warranty (except for any representation and warranty that contains a materiality qualification, which shall be true and correct in all respects) by HAI and/or Newco in this Agreement is correct in all material respects as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement, (ii) all of the terms and conditions of this Agreement to be satisfied or performed by HAI and/or Newco on or before the Closing Date have been substantially satisfied or performed, and (iii) there has not been any material adverse change or material casualty loss affecting HAI, or its business, Assets or financial condition, between the date of this Agreement and the Closing Date, and there has not been any material adverse change in HAI's financial performance between the date of this Agreement and the Closing Date.

              (3) Good standing certificates for each of HAI and Newco, dated no earlier than ten (10) days before the Closing Date, from the Commonwealth of Pennsylvania.

              (4) Copies of the resolutions duly adopted by the board of directors of HAI and by the board of directors and the sole shareholder of Newco, authorizing HAI and Newco, respectively, to execute, deliver and perform this Agreement and the Plan and to consummate the Transactions, certified by an officer of HAI or Newco, respectively, as in full force and effect, without modification or rescission, on and as of the Closing Date.

              (5) A certificate of Secretary of each of HAI and Newco as to the incumbency and signatures of the officers of HAI and Newco executing this Agreement.

              (6) The signed copies of all Consents listed on Schedule 4.2.

              (7) The legal opinion of tax counsel described in Section 8.9.

              (8) A legal opinion of Stradley Ronon Stevens & Young, LLP as to various corporate and related matters in connection with the Transactions and reasonably acceptable to HealthAxis.

              (9) Notice that all applicable waiting periods with respect to the Transactions shall have expired under the HSR Act, and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have
(i) required any party to divest itself of any assets in order to consummate such Transactions, or (ii) taken any actions to prohibit the consummation of such Transactions.

              (10) All other agreements, certificates, instruments, opinions of counsel and documents reasonably requested by HealthAxis in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement and the Plan.

              (11) Audited financial statements of HAI as of December 31, 1999.

                 SECTION 11: CERTAIN OBLIGATIONS OF HAI AND THE
                       SURVIVING CORPORATION AFTER CLOSING

         11.1 Final Tax Returns. Newco shall timely prepare and file all federal, state and other income tax returns required to be filed by HealthAxis or its subsidiaries for the period from January 1, 2000 through the Closing Date, and HAI shall fully cooperate with the Newco Corporation with respect thereto.

         11.2 Delivery of Certificates. As soon as practicable, HAI shall deliver to the HealthAxis Shareholders certificates representing the shares of HAI Common Stock to which the HealthAxis Shareholders are entitled in accordance with Section 2 and the Plan.

                          SECTION 12: OTHER PROVISIONS

         12.1 Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement shall not survive the Closing; provided that the covenants and agreements that, by their terms, are to have effect or be performed after the Closing Date shall survive in accordance with their terms.

         12.2 Termination. At any time before the Closing, whether or not the Merger has been approved by HealthAxis' Shareholders or HAI's Shareholders, this Agreement may be terminated and the Merger abandoned in accordance with any of the following methods:

              (1) By the mutual written consents of HAI and HealthAxis, authorized by the Disinterested HealthAxis Directors and the Disinterested HAI Directors.

              (2) By written notice from HAI to HealthAxis, or from HealthAxis to HAI, if it becomes certain (for all practical purposes) that any of the conditions to the closing obligations of the party giving such notice cannot be satisfied on or before March 31, 2001, for a reason other than such party's default, and such party is not willing to waive the satisfaction of such condition.

              (3) By written notice from HAI to HealthAxis, or from HealthAxis to HAI, if the Closing does not occur on or before March 31, 2001 for any reason other than a breach of this Agreement by the party giving such notice.

              (4) By HealthAxis on and after October 31, 2000 if HAI shall not have then been unconditionally and irrevocably released from that certain Guarantee, dated December 29, 1998, as amended, with Hannover Life Reassurance Company of America (formerly Reassurance Company of Hannover) on terms otherwise acceptable to HealthAxis.

         Upon termination of the Agreement and abandonment of the Merger as herein provided, HAI and Newco will, within not more than 45 days following such termination, take all such steps as are appropriate and necessary to change their respective corporate names to such names not utilizing "HealthAxis" or derivatives thereof.

         12.3 Publicity. Without the prior written consent of HAI, HealthAxis shall not make any public announcement regarding the Transactions, nor shall it in any public manner disseminate any information regarding HealthAxis, HAI, the Merger or the other Transactions. Unless required by Law or stock exchange regulation, in the opinion of HAI's counsel, neither HAI nor Newco shall make any public announcement regarding the Transactions without first consulting with HealthAxis. With respect to any announcement that any of the parties is required by Law or stock exchange regulation to issue, such party shall, to the extent possible under the circumstances, review the necessity for the contents of the announcement with the other party before issuing the announcement.

         12.4 Fees and Expenses. HAI shall pay all of the fees and expenses incurred by it and/or Newco and HealthAxis shall pay all of the fees and expenses incurred by it in negotiating and preparing this Agreement and the Plan (and all other contracts and documents executed in connection herewith or therewith) and in consummating the Transactions.

         12.5 Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid. Notices may also be given by prepaid facsimile and shall be effective on the date transmitted if confirmed telephonically immediately thereafter and within 48 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notices to HealthAxis shall be sent to HealthAxis' address stated on page one of this Agreement to the attention of its president. Notices to HAI and/or Newco shall be sent to HAI's address stated on page one of this Agreement to the attention of its General Counsel, with a copy sent simultaneously to the same address to the attention of its Chief Financial Officer. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 12.5, provided that any such change of address notice shall not be effective unless and until received.

         12.6 Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

         12.7 Reliance by HAI and Newco. Notwithstanding the right of HAI and Newco to investigate the businesses, Assets and financial condition of the Acquired Companies, and notwithstanding any knowledge determined or determinable by HAI and Newco as a result of such investigation, HAI and Newco have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by HealthAxis in this Agreement or pursuant hereto.

         12.8 Reliance by HealthAxis. Notwithstanding the right of HealthAxis to investigate the businesses, Assets and financial condition of HAI and Newco, and notwithstanding any knowledge determined or determinable by HealthAxis as a result of such investigation, HealthAxis has the unqualified right to rely upon, and has relied upon, each of the representations and warranties made by HAI and Newco in this Agreement or pursuant hereto.

         12.9 Entire Understanding. This Agreement, together with the Exhibits and Schedules hereto, and the Plan state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, including without limitation all confidentiality letter agreements and letters of intent previously entered into among some or all of the parties hereto. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.

         12.10 Parties in Interest. This Agreement shall bind, benefit, and be enforceable by and against HealthAxis, HAI and Newco and their respective successors and assigns. No party shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the other parties.

         12.11 Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

         12.12 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         12.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

         12.14 Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

         12.15 References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

         12.16 Controlling Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         12.17 Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania, (c) each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 12.5, and the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

         12.18 No Third-Party Beneficiaries. No provision of this Agreement or the Plan is intended to or shall be construed to grant or confer any right to enforce this Agreement or the Plan, or any remedy for breach of this Agreement or the Plan, to or upon any Person other than the parties hereto, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of any of the Acquired Companies.

         12.19 Nature of Transactions. The parties intend that the Merger shall constitute a purchase under GAAP and a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

         12.20 Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

         12.21 Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement or any agreements delivered in connection with the Transactions.

                        [Signatures Appear on Next Page]

         Witness the due execution and delivery hereof as of the date first stated above.


HEALTHAXIS.COM, INC.                                          HEALTHAXIS INC.


By: /s/ Michael Ashker                                        By: /s/ Michael Ashker
    -------------------------------------------------             ----------------------------------------

Name:    Michael Ashker                                       Name:    Michael Ashker
      -----------------------------------------------               --------------------------------------

Title:   President and Chief Executive Officer                Title: President and Chief Executive Officer
      -----------------------------------------------                -------------------------------------


                                                              HEALTHAXIS ACQUISITION CORP.


                                                              By: /s/ Michael Ashker
                                                                  ----------------------------------------
                                                              Name:    Michael Ashker
                                                                    --------------------------------------
                                                              Title: President and Chief Executive Officer
                                                                     -------------------------------------

                              HealthAxis Affiliates

                                   Schedule A




                                 MICHAEL ASHKER
                                ALVIN H. CLEMENS
                                 HENRY G. HAGER
                             EDWARD W. LeBARON, JR.
                                ANTHONY R. VERDI
                              PATRICK J. MCLAUGHLIN
                                 GREGORY T. MUTZ
                                  ANDREW FELDER
                                DENNIS B. MALONEY
                                MICHAEL BEAUSANG
                              MICHAEL G. HANKINSON
                                 JAMES W. McLANE
                                      UICI

                                                                       Exhibit A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


PARTIES:          HEALTHAXIS.COM, INC.
                  a Pennsylvania corporation ("HealthAxis")
                  2500 DeKalb Pike
                  East Norriton, PA 19401

                  HEALTHAXIS INC.
                  a Pennsylvania corporation ("HAI")
                  2500 DeKalb Pike
                  East Norriton, PA 19401

                  HEALTHAXIS ACQUISITION CORP.
                  a Pennsylvania corporation ("Newco")
                  2500 DeKalb Pike
                  East Norriton, PA 19401


DATE:             As of September 29, 2000

BACKGROUND: Newco is a wholly owned subsidiary of HAI. HealthAxis, HAI and Newco have entered into an Amended and Restated Agreement and Plan of Reorganization, dated as of this date (the "Reorganization Agreement"), that contemplates the consolidation and merger of HealthAxis with and into Newco (the "Merger") in accordance with the provisions of the Reorganization Agreement and the provisions of this Amended and Restated Agreement and Plan of Merger (this "Plan").

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein and in the Reorganization Agreement, the parties hereto, intending to be legally bound, agree to amend and restate the Agreement and Plan of Reorganization to read as follows:

         1. Merger. On the Effective Date (as defined below), HealthAxis shall be merged with and into Newco in accordance with the provisions of this Plan and in compliance with the Pennsylvania Business Corporation Law ("BCL" or the "Corporation Laws"), and the Merger shall have the effect provided for in the Corporation Laws. Newco (sometimes referred to as the "Surviving Corporation") shall be the surviving corporation of the Merger and shall continue to exist and to be governed by the laws of the Commonwealth of Pennsylvania. The corporate existence and identity of Newco, with its purposes and powers, shall continue unaffected and unimpaired by the Merger, and Newco shall remain a wholly owned subsidiary of HAI after the Effective Date. On the Effective Date, Newco shall succeed to and be fully vested with the corporate existence and identity of HealthAxis, and the separate corporate existence and identity of HealthAxis shall cease.

         2. Name. The name of the Surviving Corporation shall be HealthAxis.com, Inc.

         3. Charter. Immediately after the Merger, the Articles of Incorporation of the Surviving Corporation shall be that of Newco immediately before the Merger.

         4. Bylaws. Immediately after the Merger, the Bylaws of the Surviving Corporation shall be those of Newco immediately before the Merger.

         5. Directors. Immediately after the Merger, the directors of the Surviving Corporation shall be the following persons, who shall serve in accordance with the Bylaws of the Surviving Corporation:

             Michael Ashker
             Alvin H. Clemens
             Henry G. Hagar
             Patrick J. McLaughlin
             Edward W. LeBaron, Jr.
             Gregory T. Mutz
             Dennis B. Maloney
             James W. McLane

         6. Officers. Immediately after the Merger, the officers of the Surviving Corporation shall be the following persons, who shall serve in accordance with the Bylaws of the Surviving Corporation:

             Michael Ashker                     President and Chief Executive Officer
             Alvin H. Clemens                   Chairman
             Anthony R. Verdi                   Treasurer and Chief Financial Officer
             Andrew Felder                      Executive Vice President - Corporate Development
             Dennis B. Maloney                  Chief Operating Officer
             Michael G. Hankinson               Secretary


         7. Conversion into HAI Stock. Subject to the possible adjustment described in Section 9 of this Plan, on the Effective Date, each share of common stock, no par value per share, of HealthAxis ("HealthAxis Common Stock") issued and outstanding immediately before the Effective Date (except for Dissenting Shares, as defined in Section 14 of this Plan) shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive 1.334 shares (the "Exchange Ratio") of common stock of HAI, $0.10 par value per share ("HAI Stock").

         Prior to the Effective Date, all outstanding shares of HealthAxis Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Preferred Stock (collectively, "HealthAxis Convertible Preferred Stock") shall have been converted into HealthAxis Common Stock in accordance with their terms.

         The outstanding shares of Newco shall not be affected by the Merger.

         8. Cancellation. On the Effective Date, all outstanding shares of HealthAxis Common Stock owned by HAI or Newco or any subsidiary thereof shall, by virtue of the Merger and without any action on the part of the holders thereof, no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of HealthAxis Common Stock shall thereafter cease to have any rights with respect to such shares of HealthAxis Common Stock and no consideration shall be delivered in exchange therefor.

         9. Possible Adjustment due to Recapitalization. Subject to the conditions in the Agreement and Plan of Reorganization if, between the date of the Reorganization Agreement and the Effective Date, there is a change in the number of issued and outstanding shares of HAI Stock resulting from (i) a stock split, reverse stock split, stock dividend, reclassification, exchange of shares or similar recapitalization, or (ii) purchases or awards of stock, or similar transactions under HAI's stock option, purchase and award plans, then the number of shares of HAI Stock into which the respective shares of HealthAxis Common Stock are converted, and any other applicable amounts set forth in this Plan, shall be appropriately adjusted. Subject to the conditions in the Agreement and Plan of Reorganization, the Exchange Ratio set forth in Section 7 and such other amounts shall not be adjusted as a result of any other changes in the number of issued and outstanding shares of HAI Stock, such as changes resulting from acquisitions or offerings or changes resulting from exercises of employee stock options under HAI's stock option, purchase and award plans.

         10. No Fractional Shares. No fractional shares of HAI Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, the number of shares of HAI Stock to be issued to each shareholder of HealthAxis in accordance with this Plan shall be rounded down to the nearest whole number of shares of HAI Stock and any such shareholder who would otherwise be entitled to receive a fraction of a share of HAI Stock (after aggregating all fractional shares of HAI Stock issuable to such shareholder) shall, in lieu of such fraction of a share and, upon surrender of such shareholder's certificate(s) representing shares of HealthAxis Common Stock, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing sale price of a share of HAI Stock as quoted on the Nasdaq National Market or the NASDAQ SmallCap Market, as applicable on the Effective Date.

         11. Stock Options, Warrants and Other Rights. HealthAxis' 1998 Stock Option Plan (the "Stock Plan") and all options to acquire shares of HealthAxis Common Stock that are issued and outstanding under the Stock Plan immediately before the Effective Date of which options to purchase 3,024,971 are outstanding on the date hereof, 300,000 shares of Common Stock issuable upon the exercise of warrants granted to America Online, Inc., 63,000 shares of Common Stock issuable upon the exercise of the warrants granted to ING Baring Furman Selz LLC; up to 150,000 shares of Common Stock issuable upon the exercise of warrants granted to Aetna/US HealthCare; 157,500 shares of Common Stock issuable upon the exercise of warrants granted to UICI; up to 50,000 shares of Common Stock issuable upon the exercise of the warrant granted to First Health Group Corp.; 75,000 shares of Series D Preferred Stock which is subject to a proposed amendment to convert the Series D Preferred Stock to Common Stock issuable upon the exercise of warrants granted to Intel Corp.; up to 330,000 shares of Common Stock issuable upon the exercise of warrants granted to Blue Cross/Blue Shield; and 426,930 shares of Common Stock subject to options to be issued as a result of the conversion of options granted pursuant to the Insurdata 1999 Stock Option Plan immediately before the Effective Date (collectively, the "Options"), shall continue in effect, as an option plan of HAI or as options, warrants or rights issued by HAI, as the case may be, in accordance with the terms and conditions by which they are governed immediately before the Effective Date, subject to the adjustments set forth in the next sentence. On the Effective Date, each Option or Warrant shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically adjusted to provide that (a) the number and type of shares issuable upon exercise of such Option or Warrant shall be that number of shares of HAI Stock (rounded down to the nearest whole number of shares) equal to the number of shares of HealthAxis Common Stock issuable upon exercise of such Option or Warrant immediately before the Effective Date, multiplied by the Exchange Ratio, and (b) the exercise price per share of HAI Stock under such Option or Warrant shall be that amount (rounded up to the nearest whole cent) equal to the exercise price per share of HealthAxis Common Stock under such Option immediately before the Effective Date, divided by the Exchange Ratio.

         12. HealthAxis Stock held by HealthAxis. On the Effective Date, any shares of HealthAxis Common Stock and HealthAxis Convertible Preferred Stock (collectively, "HealthAxis Stock") that are held by HealthAxis (as treasury shares) immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled and return to the status of authorized and unissued common stock.

         13. Exchange Procedures for HealthAxis Stock. HAI shall designate its transfer agent to act as the "Exchange Agent" under this Plan. As soon as is practicable after the Effective Date, HAI or the Exchange Agent shall mail or deliver, to each record holder of an outstanding certificate that immediately before the Effective Date represented shares of HealthAxis Stock, instructions for use in effecting the surrender of such certificate to the Exchange Agent. Upon the surrender of such certificate to the Exchange Agent in accordance with such instructions, the Exchange Agent shall exchange such certificate for a new certificate representing such number of shares of HAI Stock into which the shares of HealthAxis Stock represented by such certificate have been converted in accordance with this Plan (and cash in lieu of any fractional share of HealthAxis Stock), which shall be promptly delivered to the holder thereof (or in accordance with instructions provided by the holder thereof). If applicable, such certificates shall be accompanied by any distributions due with respect to shares of HAI Stock that were paid to HAI's shareholders of record as of a date between the Effective Date and the date of distribution of such certificates. Until surrendered in accordance with the foregoing, each outstanding certificate that immediately before the Effective Date represented shares of HealthAxis Common Stock shall be deemed to evidence ownership of the number of shares of HAI Stock into which the shares of HealthAxis Stock represented by such certificate have been converted in accordance with this Plan.

         14. Dissenting Shares.

             (a) Notwithstanding any other provisions of this Plan to the contrary, shares of HealthAxis Stock which are outstanding immediately prior to the Effective Date and which are held by shareholders of HealthAxis who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares (collectively, the "Dissenting Shares") in accordance with Section 1571, et seq., of the BCL (each a "Dissenting Shareholder" and collectively, the "Dissenting Shareholders") shall not be converted into or represent the right to receive any HAI Stock, such shareholders being entitled to receive payment of the appraised value of such shares of HAI Stock held by them in accordance with the provisions of such Section 1571, et seq., of the BCL, except that all Dissenting Shares held by shareholders who shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal of such shares of HealthAxis Stock in accordance with the provisions of Section 1571, et seq., of the BCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Date, for the right to receive HAI Stock in accordance with
Section 7 hereof, without interest thereon.

             (b) HealthAxis shall give HAI (i) prompt notice of any written demands for payment or appraisal of any Dissenting Shares pursuant to Section 1571, et seq., of the BCL, attempted withdrawals of such demands, and any other instruments served pursuant to the BCL and received by HealthAxis relating to shareholders' rights to dissent and (ii) the opportunity to participate, at its expense, in all negotiations and proceedings with respect to demands for payment or appraisal under Section 1571, et seq., of the BCL. HealthAxis shall not, without the prior written consent of HAI, voluntarily make any payment with respect to any demands for payment or appraisals of the capital stock of HealthAxis, offer to settle or settle any demands.

         15. Effective Date. As used in this Plan, the "Effective Date" shall mean the date upon which this Plan and a proper Articles of Merger for the Merger have been duly signed and filed with the proper officials of the Commonwealth of Pennsylvania.

         16. Entire Understanding. This Plan, together with the Reorganization Agreement (and the Exhibits and Schedules thereto) by and between HAI, Newco and HealthAxis, states the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. No amendment or modification of this Plan, and no waiver of any provision of this Plan, shall be effective unless in writing and signed by the party against whom enforcement is sought. HealthAxis may agree to any amendment or supplement to this Plan, or a waiver of any provision of this Plan, either before or after the approval of HealthAxis' shareholders is obtained (as contemplated by the Reorganization Agreement) and without seeking further shareholder approval, so long as such amendment, supplement or waiver does not result in a decrease in the Exchange Ratio set forth in Section 7 of this Plan, or have a material adverse effect on HealthAxis' shareholders. The obligations of the parties under this Plan shall be subject to all of the terms and conditions of the Reorganization Agreement. If the Reorganization Agreement is terminated in accordance with its terms, then this Plan shall simultaneously terminate, and the Merger shall be abandoned without further action by the parties hereto.

         17. Parties in Interest. This Plan shall bind, benefit and be enforceable by and against the parties hereto and their respective successors and assigns. No party hereto shall in any manner assign any of its rights or obligations under this Plan without the express prior written consent of the other parties. Nothing in this Plan or the Reorganization Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any persons other than the parties hereto and their respective shareholders and directors.

         18. Severability. If any provision of this Plan is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         19. Counterparts. This Plan may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Plan to produce or account for more than one counterpart hereof.

         20. Section Headings. Section and subsection headings in this Plan are for convenience of reference only, do not constitute a part of this Plan, and shall not affect its interpretation.

         21. References. All words used in this Plan shall be construed to be of such number and gender as the context requires or permits.

                        [Signatures Appear on Next Page]

         IN TESTIMONY WHEREOF, each undersigned corporation has caused this Agreement and Plan of Merger to be signed by a duly authorized officer as of the date first stated above.


HEALTHAXIS.COM, INC.


By:/s/ Michael Ashker
   --------------------------------------------
   Name: Michael Ashker
   Title: President and Chief Executive Officer


HEALTHAXIS INC.


By:
   --------------------------------------------
   Name:
   Title:


HEALTHAXIS ACQUISITION CORP.


By:
   --------------------------------------------
   Name:
   Title:

                                                                       Exhibit B

                             Shareholders' Agreement

THIS SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of ________, 2000, is by and among HealthAxis Inc., a Pennsylvania corporation (the "Company"), and the Persons (as defined herein) set forth on the signature pages hereto.

                                    RECITALS

         WHEREAS, the Company, HealthAxis Acquisition Corp., a Pennsylvania corporation ("Newco"), HealthAxis.com, Inc., a Pennsylvania corporation ("HealthAxis"), and UICI, a Delaware corporation ("UICI"), have entered into an Amended and Restated Agreement and Plan of Merger, dated as of September __, 2000 (the "Merger Agreement");

         WHEREAS, pursuant to the Merger Agreement, it is contemplated that certain of the Holders (as hereinafter defined) will acquire shares of the Company's common stock, no par value (the "Common Stock");

         WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the parties hereto enter into this Agreement;

         WHEREAS, in consideration of the execution and delivery of this Agreement by the Company, UICI is agreeing to terminate that certain Shareholders' Agreement dated as of January 7, 2000 by and among HealthAxis, the Company, UICI and the other parties thereto; and

         WHEREAS, the Holders and the Company wish to record their understanding regarding certain matters relating to the management of the Company and certain other matters.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         SECTION 1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

             "Beneficial Owner" means any Person deemed to be a "beneficial owner" of a security as defined in Rule 13d-3 under the Exchange Act. The terms "Beneficially Own" and "Beneficial Ownership" have correlative meanings.

             "Board" means the Board of Directors of the Company.

             "Commission" means the Securities and Exchange Commission (or any other governmental body succeeding to the functions of the Securities and Exchange Commission).

             "Common Stock" has the meaning ascribed to such term in the Recitals.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Fully Diluted Basis" with respect to any security, means all of the issued shares of such security and includes, without limitation, (i) all of the outstanding shares of such security (except shares then held by or for the account of the issuer or its wholly owned subsidiaries), (ii) any and all shares of such security issuable upon conversion of securities convertible into such security, whether or not convertible at such time, and (iii) any and all shares of such security issuable upon exercise of other exercisable rights to acquire such security, including options, warrants and participation rights, whether or not exercisable at such time.

             "Holder" means any holder of Securities who is a party to this Agreement or who is a successor or assign or subsequent holder as contemplated by Section 13.

             "Nominee" has the meaning ascribed to such term in Section 2(a).

             "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

             "Securities" means Common Stock or shares of capital stock or other securities, directly or indirectly, exercisable for or convertible into Common Stock; provided, however, that Securities shall not include any securities which have been sold (i) pursuant to a registration statement declared effective by the Commission or (ii) pursuant to Rule 144 promulgated by the Commission under the Securities Act.

             "Securities Act" means the Securities Act of 1933, as amended.

         SECTION 2.  Board of Directors; Management of the Company.

         (a) The Holders and the Company agree that the Board shall consist of up to nine (9) members, and the parties hereto shall have the right to nominate a number of persons (each such person, a "Nominee") to serve as directors on the Board as follows: (i) UICI shall be entitled to nominate three (3) Nominees (Patrick McLaughlin, Gregory T. Mutz and Dennis B. Maloney being the initial UICI Nominees); (ii) the Company (acting by the vote of a majority of the members of the Board that are not nominated by UICI pursuant to clause (i) or agreed to by UICI pursuant to clause (iii)) shall be entitled to nominate three
(3) Nominees (Michael Ashker, Alvin H. Clemens and Edward W. LeBaron, Jr. being the initial Provident Nominees); and (iii) UICI and the Company (acting by the vote of a majority of the members of the Board that are not nominated by UICI pursuant to clause (i) or agreed to by UICI pursuant to clause (iii)) shall together agree mutually to nominate three (3) Nominees (with Henry Hager being the initial Nominee agreed to by UICI and the Company). The Company and each Holder agrees to take all actions necessary so as to cause the Nominees to be elected to the Board including, without limitation, the voting of its shares of stock of the Company and causing the vote of all shares of stock of the Company Beneficially Owned by such Holder, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, and the waiving of notice and the attending of meetings; provided, however, that UICI shall have no obligation to vote or cause the vote of any shares of stock of the Company Beneficially Owned by it which shares are subject to the terms of that certain Voting Trust Agreement, dated as of February 11, 2000 among UICI and Michael Ashker, Edward W. LeBaron, Jr. and Dennis B. Maloney, as trustees thereunder.

         (b) No party shall nominate any person to the Board if: (i) such individual is employed by, or has investment interests, directly or indirectly, in, any material competitor of the Company (unless such investment constitutes less than two percent (2%) of the equity ownership in a public company and at the time of purchase has a fair market value of less than $50,000); (ii) such individual is not reasonably experienced in business, financial, insurance or e-commerce industry matters; (iii) such individual has been convicted of, or has pled nolo contendere to, a felony; (iv) the election of such individual would violate any law; or (v) any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act has occurred with respect to such individual.

         (c) A director elected pursuant to this Section 2 shall serve until (i) his or her term expires as provided in the Company's articles of incorporation and bylaws, (ii) he or she is removed pursuant to Section (2)(d) or (iii) the party who nominated such director no longer has the right to nominate a director, in which case the party so elected shall immediately resign and the size of the Board shall be decreased accordingly.

         (d) In the event of the death, disability, removal or resignation of any director designated pursuant to this Section 2, the party that designated such director shall notify the Company and the other parties hereto, within 30 days after such death, disability, removal or resignation, of a successor director who shall either (i) be appointed by the remaining directors then in office to serve the unexpired term of such director or (ii) be elected by the shareholders pursuant to the Company's bylaws. Each of the Company and UICI agrees to take all actions necessary to elect any such successor Nominee in the same manner as discussed in Section 2(a).

         (e) The Board may create committees to assist in governing the Company, however, no executive committee may be formed without the consent of all of the members of the Board that are Nominees of either UICI or of the Company.

         (f) So long as this Section 2 remains in effect, the Board nomination rights of UICI hereunder shall supersede any rights UICI may have to nominate Board members under any other agreement. After such time as UICI is no longer entitled under this Section 2 to nominate persons to serve on the Board, the rights of UICI under any such agreement to nominate Board members shall be reinstated.

         (g) The rights of UICI under this Section 2 shall continue in effect unless and until UICI Beneficially Owns less than 20% of the Common Stock of the Company on a Fully Diluted Basis.

         SECTION 3. Legend. The Company shall stamp or imprint each certificate or other instrument representing Securities held by a Holder bound by any terms of this Agreement, throughout the term of this Agreement, with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PROVISIONS, INCLUDING, AMONG OTHERS, RESTRICTIONS ON VOTING AND TRANSFER, SET FORTH IN A SHAREHOLDERS' AGREEMENT DATED AS OF _______________ 2000, AS IT MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL OFFICE OF THE COMPANY."

         SECTION 4. Approval Rights. In addition to all other rights set forth in this Agreement, UICI shall, in its sole and absolute discretion, have the right to approve, alter or prevent the calculation of the amount and the amortization period of all goodwill and other intangibles recorded by the Company in connection with the merger of Insurdata Incorporated, a Delaware corporation, with and into HealthAxis, provided such calculation shall be consistent with generally accepted accounting principles and approved by the Company's independent auditors.

         SECTION 5.  Transfer Option.

         (a) Transfer Option. Subject to the terms and conditions in this
Section 5, the Company (acting by the vote of a majority of the members of the Board that are not nominated by UICI pursuant to clause (i) of Section 2(a) or agreed to by UICI pursuant to clause (iii) of Section 2(a)) shall have the right (the "Transfer Option") to cause UICI to transfer to one or more third parties unaffiliated with UICI, up to 1,414,385 shares of Common Stock owned by UICI at a per share price equal to the greater of (i) $18.63 and (ii) the Closing Price (as hereinafter defined). The Transfer Option shall be exercisable one time only with respect to all such shares of Common Stock and may be exercised at any time following the date hereof and ending on the first to occur of the following events: (i) on January 7, 2003; (ii) the ninetieth (90th) day following the date on which the Closing Price (as hereinafter defined) of shares of Common Stock shall have been at least $23.96 per share for a period of sixty (60) consecutive trading days; and (iii) the ninetieth (90th) day following the first date on which UICI Beneficially Owns less than 40% of the shares of Common Stock on a Fully Diluted Basis. For purposes hereof, "Closing Price" shall mean the reported last sale price of a share of Common Stock, on a given day, regular way, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape, or, if the security is not listed or admitted to trading on such exchange, on the American Stock Exchange Composite Tape, or, if the security is not listed or admitted to trading on such exchange, the principal national securities exchange on which the security is listed or admitted to trading, or, if the security is not listed or admitted to trading on any national securities exchange, the closing sales price, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose or, if no such prices are furnished, the fair market value of the Common Stock as determined in good faith by the board of directors of the Company, which determination shall be based upon recent issuances or current offerings pursuant to bona fide private offerings of the same class of security by the Company; provided, however, that any determination of the "Closing Price" of any security hereunder shall be based on the assumption that such security is freely transferable without registration under the Securities Act.

         (b) Exercise of Transfer Option. The Company may exercise its rights under Section 5(a) by giving UICI written notice of its exercise of the Transfer Option prior to the expiration of the Transfer Option. Such notice shall state that the Company intends to cause UICI to transfer such shares to one or more third parties unaffiliated with UICI. Upon the closing of the transactions contemplated by an exercise of the Transfer Option, UICI shall surrender its shares of Common Stock, duly endorsed for transfer, to the Company or the Persons purchasing such securities, in exchange for the net proceeds from such transfer. The closing of the transactions upon the exercise of the Transfer Option shall occur within ninety (90) days of the exercise thereof by the Company.

         (c) Transfer to Third Parties. Any exercise by the Company of its Transfer Option in which the Company elects to cause UICI to transfer shares of Common Stock to one or more Persons unaffiliated with UICI shall be governed by the following terms. The Company may elect to cause the transfer of shares pursuant to this Section 5(c) in a private placement, in which case the provisions of Section 5(c)(i) shall apply, or may elect to cause the shares to be sold in a public offering, in which case the provisions of Section 5(c)(ii) shall apply.

                  (i) Private Placement. Upon any exercise of the Transfer Option in accordance with this Section 8(c) as to which the Company has elected to cause a transfer of shares in a private placement, the Company shall, as expeditiously as possible:

                        (A) prepare a private placement memorandum, together
                  with such amendments and supplements thereto as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares of Common Stock covered by such private placement memorandum;

                        (B) use its reasonable efforts to perfect exemptions for
                  the shares of Common Stock covered by such private placement memorandum under all applicable rules and regulations of the Commission and such other securities or blue sky laws of such jurisdictions as UICI shall request, and do any and all other acts and things reasonably requested by UICI to permit UICI to consummate the sale or other disposition in such jurisdictions of such shares, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                        (C) enter into and perform its obligations under a
                  private placement agency agreement, in usual and customary form, with a placement agent acceptable to UICI, including, without limitation, to obtain an opinion of counsel to the Company in the usual and customary form for such private placement; and

                        (D) notify UICI, at any time when a private placement
                  memorandum is required to be delivered under the applicable law, of the happening of any event of which it has knowledge as a result of which the private placement memorandum, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (ii) Public Offering. Upon the exercise of the Transfer Option in accordance with this Section 5(c) as to which the Company has elected to cause the shares to be sold in a public offering, the Company shall, as expeditiously as possible:

                        (A) prepare and file with the Commission a registration
                  statement with respect to such shares of Common Stock and use its reasonable efforts to cause such registration statement to become effective and remain effective for as long as shall be necessary to complete the distribution of the shares of Common Stock so registered;

                        (B) prepare and file with the Commission such amendments
                  and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement;

                        (C) furnish to UICI and any underwriters such numbers of
                  copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as UICI or the underwriters may reasonably request in order to facilitate the public sale or other disposition of the securities covered by such registration statement;

                        (D) use its reasonable efforts to register and qualify
                  the Common Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as UICI or the underwriters shall request, and do any and all other acts and things reasonably requested by UICI or the underwriters to assist them to consummate the public sale or other disposition in such jurisdictions of the Common Stock covered by the registration statement, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                        (E) otherwise use its reasonable efforts to comply with
                  all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                        (F) use its reasonable efforts to list such Common Stock
                  on any securities exchange or interdealer quotation system on which any shares of the Company are then listed, if the listing or quotation of such securities is then permitted under the rules of such exchange or interdealer quotation system;

                        (G) enter into and perform its obligations under an
                  underwriting agreement, in usual and customary form, with the managing underwriter or underwriters selected by UICI of such underwritten offering, including, without limitation, to obtain an opinion of counsel to the Company and a "comfort letter" from the independent public accountants to the Company in the usual and customary form for such underwritten offering;

                        (H) notify UICI, at any time when a prospectus relating
                  thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                        (I) make the Company's executive officers available to
                  participate in "road show" presentations for such periods and in such places as the underwriters may reasonably request and make the Company's executive officers available at the Company's principal executive offices to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon; and

                        (J) upon the request of UICI, take any and all other
                  actions which may be reasonably necessary to complete the registration and thereafter to complete the distribution of the Common Stock so registered.

                  (iii) Expenses. All expenses of any offering pursuant to a Transfer Option under this Section 5 shall be borne by the Company, except that UICI shall bear the cost of a reasonable customary underwriting commission or discount, brokerage commission or placement fee in the event of a successful offering.

         SECTION 6. Termination. If any Holder shall be in default of its obligations hereunder and any such default shall continue for a period of 30 days after any other Holder or the Company has given written notice thereof to such defaulting Holder, then the rights (but not the obligations) under this Agreement of such defaulting party shall terminate. This Agreement shall terminate upon the written agreement of each of the parties hereto.

         SECTION 7. Beneficial Ownership. Each of the Holders Beneficially Own that number of shares of Common Stock on a Fully Diluted Basis set forth opposite their respective names on Exhibit A hereto. Each Holder shall promptly hereafter notify the Company of any changes to its respective Beneficial Ownership of Common Stock. The Company shall be entitled to rely upon the amounts set forth in Exhibit A or such notices without incurring any liability to any other party hereunder. Each Holder shall respond promptly to any request made by the Company to provide or confirm such Holder's Beneficial Ownership of Common Stock.

         SECTION 8. Acknowledgments. Each of the parties hereto acknowledges that the restrictions, prohibitions and other provisions hereof are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of each of the other parties hereto, and are a material inducement to such party to enter into the transactions contemplated by this Agreement.

         SECTION 9. Expenses. Except as otherwise specifically provided in this Agreement, each party hereto shall bear its own costs and expenses with respect to the transactions contemplated hereby.

         SECTION 10. Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         SECTION 11. Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed to have been given
(a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or other wire transmission or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, addressed as specified with respect to such Holder in Exhibit A or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         SECTION 12. Amendments and Waivers. The provisions of this Agreement may be amended or waived only upon the written agreement of each of the parties hereto; provided, however, that amendments to Sections 2 and 5 may be made upon the written agreement of both UICI and the Company and no other party. Any waiver, permit, consent or approval of any kind or character of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Company and each Holder of Securities. Any determination by the Company pursuant to this
Section 12 shall be made by the Company acting by the vote of a majority of the members of the Board that are not nominated by UICI pursuant to clause (i) of
Section 2(a) or agreed to by UICI pursuant to clause (iii) of Section 2(a).

         SECTION 13. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, and each transferee of all or any portion of the Securities held by the parties hereto, whether so expressed or not. Each Permitted Transferee of all or any portion of the Securities held by any of the parties hereto shall execute and deliver a written assumption agreement to the Company agreeing to be bound by the provisions of this Agreement, in form and substance reasonably acceptable to the Company. Notwithstanding the foregoing, except as specifically provided in this Agreement, no assignment of any rights or obligations under this Agreement may be made by any party.

         SECTION 14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and the remainder of this Agreement shall remain operative and in full force and effect. The parties shall negotiate in good faith a replacement clause or provision as consistent with the ineffective clause or provision as is practicable under law.

         SECTION 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 16. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.

         SECTION 17. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Transmission by facsimile of an executed counterpart of this Agreement shall constitute due and sufficient delivery of this Agreement.

         SECTION 18. Interpretation. The headings preceding the Sections included in this Agreement and the headings to Exhibits and Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation", respectively. Underscored references to Sections or Schedules shall refer to those portions of this Agreement.

         SECTION 19. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         SECTION 20. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 21. No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                            UICI

                                         By: ___________________________________

                                         Name:__________________________________

                                         Title:_________________________________


                                         HEALTHAXIS INC.

                                         By: ___________________________________

                                         Name:__________________________________

                                         Title:_________________________________


                                         ---------------------------------------
                                         Michael Ashker



                                         ---------------------------------------
                                         Alvin H. Clemens

                                    EXHIBIT A

                      Common Stock on a Fully Diluted Basis

------------------------------------------ ---------------------------------- --------------------------------------
                                                    Number of Shares
                                                    of Common Stock                  Percentage of Shares of
                                                  Beneficially Owned                Common Stock Outstanding
                Name and                       on a Fully Diluted Basis             on a Fully Diluted Basis
             Notice Address
------------------------------------------ ---------------------------------- --------------------------------------
Health Axis Inc.
2500 DeKalb Pike
East Norriton, Pennsylvania 19401
Attn: Alvin H. Clemens
Telephone: (610) 279-2500
Facsimile:  (610) 279-0414

With a copy to:

Michael G. Hankinson
c/o HealthAxis.com, Inc.
2500 DeKalb Pike
East Norriton, PA 19404
Telephone: (610) 279-3561
Facsimile: (610) 279-4498
------------------------------------------ ---------------------------------- --------------------------------------
UICI
4001 McEwen Boulevard
Suite 200
Dallas, Texas 75244
Attn:  Gregory  T. Mutz
Telephone:        (972)392-6700
Facsimile:        (972)392-6717

With a copy to:

Mayer, Brown & Platt
190 S. LaSalle Street
Chicago, Illinois 60603
Attn:    Edward J. Schneidman
Telephone:        (312)701-7348
Facsimile:        (312) 701-7711
------------------------------------------ ---------------------------------- --------------------------------------
Michael Ashker
c/o HealthAxis.com, Inc.
2500 DeKalb Pike
East Norriton, PA 19401
Telephone: (610) 279-3561
Facsimile: (610) 279-4498

With a copy to:

Michael G. Hankinson
c/o HealthAxis.com, Inc.
2500 DeKalb Pike
East Norriton, PA 19401
Telephone: (610) 279-3561
Facsimile: (610) 279-4498
------------------------------------------ ---------------------------------- --------------------------------------
Alvin H. Clemens
c/o HealthAxis Inc.
2500 DeKalb Pike
East Norriton, PA 19401
Telephone: (610) 279-3561
Facsimile: (610) 279-4498

With a copy to:

Stradley Ronan Stevens & Young LLP
2600 One Commerce Square
Philadelphia, PA 19103
Attn:  Richard Weiner
Telephone: (215) 564-8004
Facsimile:  (215) 564-8120
------------------------------------------ ---------------------------------- --------------------------------------

                                                                       Exhibit C


                               ____________, 2000




HealthAxis, Inc.
2500 DeKalb Pike
East Norriton, PA 19401


Gentlemen:

         This letter is being furnished in accordance with Section 9.1 of the Amended and Restated Agreement and Plan of Reorganization dated September 29, 2000 ("Reorganization Agreement") by and among HealthAxis.com, Inc., a Pennsylvania corporation ("HealthAxis"), HealthAxis Inc., a Pennsylvania corporation ("HAI") and HealthAxis Acquisition Corp., a Pennsylvania corporation ("Newco"), and related Amended and Restated Agreement and Plan of Merger dated September 29, 2000 ("Merger Agreement") by and among HealthAxis, HAI and Newco, pursuant to which (i) HealthAxis will be merged with and into Newco with Newco surviving the merger as a wholly-owned subsidiary of HAI (the "Merger"), and
(ii) the shareholders of HealthAxis will receive for each share of common stock, no par value per share, of HealthAxis ("HealthAxis Common Stock") issued and outstanding immediately before the Effective Date shares of common stock of HAI, $0.10 par value per share ("HAI Stock"), in accordance with the Merger Agreement. Any shares of HAI Stock that I receive, directly or indirectly, pursuant to the Merger are referred to herein as the "New Shares". Capitalized terms used in this letter have the meaning ascribed to them in the Reorganization Agreement and the Merger Agreement unless otherwise stated herein.

         In connection therewith, and intending to be legally bound, I hereby represent, warrant, covenant and agree as follows:

         1. I own beneficially or of record, in the capacities indicated, the number of shares of HealthAxis Stock set forth on Appendix A attached hereto (the "Existing Shares"). Any shares of HealthAxis Stock that I acquire, directly or indirectly, after the date hereof shall be deemed Existing Shares for the purposes of this Agreement.

         2. I have been advised that I may be deemed to be an "affiliate" of HealthAxis, as that term is defined for purposes of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

         3. I shall not make any sale, transfer or other disposition of the HAI Stock in violation of the Act or the Rules and Regulations.

         4. I have read carefully this letter and discussed applicable limitations upon my ability to sell, transfer or otherwise dispose of the New Shares to the extent I believed necessary with my counsel or counsel for HealthAxis.

         5. I have been advised that the issuance of the New Shares to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of HealthAxis and HAI, I may be deemed to have been an affiliate of HealthAxis and that any subsequent distribution by me of the New Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the New Shares issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act or (iii) in the opinion of counsel reasonably acceptable to HAI, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         6. I understand that HAI may give stop transfer instructions to its transfer agent with respect to the New Shares and that HAI reserves the right to place on the certificates for the New Shares issued to me, or any substitutions therefor, a legend stating in substance:

             "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said Act or an exemption from such registration."

         7. Execution of this letter should not be considered an admission that I am an affiliate of HealthAxis as described in paragraph 2 of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         8. This Agreement shall be binding on me, my heirs and my personal representatives and shall be enforceable by HAI and its respective successors and assigns. This Agreement may not be amended, supplemented, or waived or terminated except by a written instrument executed by me and HAI. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         9. I hereby irrevocably consent to the exclusive jurisdiction and venue of the federal and state courts in Philadelphia, Pennsylvania and irrevocably consent to service of process by first class mail, return receipt requested, postage pre-paid, to my address set forth below. The prevailing party in any action shall be entitled to recover reasonable legal fees and costs from the other party.

         10. If any provision of this Agreement is construed to be invalid, illegal or unenforceable as to any party or generally, then that provision shall be enforceable by the other parties and the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         11. I have carefully read this letter, the Reorganization Agreement, and the Merger Agreement, and, to the extent I felt necessary, discussed with my counsel or counsel for HAI the requirements of this letter and its impact upon my ability to acquire or dispose of, as the case may be, the New Shares or shares of HAI Stock or HealthAxis Stock or securities convertible into such shares.

                                            Very truly yours,


                                            ____________________________________
                                            (Signature)


                                            ____________________________________
                                            Print Name


                                            ____________________________________
                                            Street Address


                                            ____________________________________
                                            City, State and Zip Code

                                   APPENDIX A



      Number and Type of HealthAxis Stock Owned             Name or Capacity in which Owned
              Beneficially or of Record                         Beneficially or of Record
----------------------------------------------------    --------------------------------------------------------

                                                                       Exhibit D

                                 HEALTHAXIS INC.

                 Amended and Restated Articles of Incorporation


         Article 1. Name. The name of the corporation is HealthAxis Inc. (the "Corporation").

         Article 2. Registered Office. The location and address of the registered office of the Corporation in this Commonwealth is:

                           2500 DeKalb Pike
                           East Norriton, PA 19401

         Article 3. Purpose. The Corporation is incorporated under the Pennsylvania Business Corporation Law of 1988, as it may be amended from time to time, for the following purposes:

                  To have unlimited power to engage in or do any lawful act concerning any or all lawful businesses for which corporations may be incorporated under the Pennsylvania Business Corporation Law of 1988, as amended from time to time.

         Article 4. Term. The term for which the Corporation is to exist is perpetual.

         Article 5. Authorized Capital Stock. The Corporation shall have the authority to issue an aggregate of 2,000,000,000 shares of capital stock which shall be divided into 1,900,000,000 shares of Common Stock, par value $0.10 per share ("Common Stock"), as more fully described in Section 5(a) below; and 100,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), as more fully described in Section 5(b) below.

                  (a) Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation except as the right to exercise such vote may be limited by the provisions of these Amended and Restated Articles of Incorporation or any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to shareholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

                  (b) Preferred Stock. The shares of Preferred Stock may be divided and issued from time to time in one or more series as may be determined by the Board of Directors of the Corporation, each such series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The Board of Directors of the Corporation is hereby expressly vested with authority to adopt resolutions to issue the shares, to fix the number of shares, to change the number of shares constituting any class or series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of Preferred Stock, and each class or series thereof, in each case without approval of the shareholders. The authority of the Board of Directors with respect to each class or series of Preferred Stock shall include, without limiting the generality of the foregoing, the determination of the following:

                           (1) The number of shares constituting that class or series and the distinctive designation of that class or series;

                           (2) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

                           (3) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                           (4) Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the Corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                           (5) Whether or not shares of that class or series shall be redeemable and whether or not the Corporation or the holder (or both) may exercise the redemption right, including the terms of redemption (including any sinking fund provisions), the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

                           (6) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                           (7) Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

The number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of any class or series of Preferred Stock which may be designated by the Board of Directors may differ from those of any and all other class or series at any time outstanding.

                  (c) Increase in Authorized Preferred Stock. Except as otherwise provided by law or in a resolution or resolutions establishing any particular series of Preferred Stock, the aggregate number of authorized shares of Preferred Stock may be increased by an amendment to these Amended and Restated Articles of Incorporation approved solely by the holders of Common Stock and of any series of Preferred Stock which is entitled pursuant to its voting rights designated by the Board of Directors to vote thereon, if at all, voting together as a class.

                  (d) Authorization of Board to Set Terms in Respect of Corporation's Securities. To the fullest extent permitted by applicable law, the Board of Directors may set forth in any security, contract, warrant or other instrument evidencing any shares, option or warrant rights, or securities having conversion or option or warrant rights, such terms as it deems appropriate including, without limiting the generality of such authority, conditions that preclude or limit any Person (as defined in Article 17) or any transferee(s) (either direct or remote) of such Person from (i) owning or offering to acquire a specified number or percentage of the outstanding common shares, other shares, option or warrant rights, securities having conversion or option or warrant rights, or obligations of the Corporation or (ii) from exercising, converting, transferring or receiving the shares, option or warrant rights, securities having conversion or option or warrant rights, or obligations, and which invalidate any rights or options or warrants beneficially owned by such Person or any transferee(s) (either direct or remote) of such Person. This subsection
(d) of Article 5 is intended to validate, to the extent permitted by applicable law, the adoption by the Board of Directors of shareholder rights plans or so-called "poison pills," including both call and put "poison pills." Nothing contained herein shall be deemed to limit or restrict the powers of the Board of Directors as provided in the Pennsylvania Business Corporation Law of 1988, as amended, or otherwise in Pennsylvania law.

         Article 6. Cumulative Voting. The shareholders of the Corporation shall not be entitled to cumulate their votes in the election of directors.

         Article 7. Number of Directors. The Board of Directors shall consist of not less than three (3) nor more than twelve (12) directors. The number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors.

         Article 8. Special Meetings of Shareholders. The shareholders of the Corporation shall not be entitled to call a special meeting of the shareholders of the Corporation.

         Article 9. Actions By Consent of Shareholders. The provisions of
Section 1766(b) of the Pennsylvania Business Corporation Law of 1988, as amended, shall be applicable to any action by the shareholders which has been previously approved by the Board of Directors, but shall not otherwise be applicable to the Corporation.

         Article 10. Non-Applicability of Certain Provisions of the Pennsylvania Business Corporation Law. The provisions contained in Subchapters E (Control Transactions), G (Control- Share Acquisitions), H (Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control), I (Severance Compensation for Employees Terminated Following Certain Control- Share Acquisitions) and J (Business Combination Transactions - Labor Contracts) of Chapter 25 of the Pennsylvania Business Corporation Law, as it may be amended, shall not be applicable to the Corporation. The provisions of Section 2538 of the Pennsylvania Business Corporation Law, as it may be amended, shall not be applicable to the Corporation, unless at least a majority of the incumbent directors (as defined herein) on the Board of Directors shall determine that
Section 2538, subject to such exceptions, limitations and modifications as such incumbent directors may provide, shall be applicable. The term "incumbent director", as used herein, shall mean any director of the Corporation on the date hereof and any other director whose election or appointment by the Board of Directors of the Corporation, or whose nomination for election by the shareholders of the Corporation, was approved by a vote of at least a majority of the directors then in office who either were directors on the date hereof or whose election or appointment or nomination for election was previously so approved.

         Article 11. Power of Board to Oppose Certain Transactions.

                  (a) The Board of Directors, if it deems it advisable, may oppose a tender offer or other offer for the Corporation's securities, whether the offer is in cash or in securities of a corporation or otherwise. In considering whether to oppose an offer, the Board of Directors may, but it is not legally obligated to, consider any pertinent issues. By way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any and all of the following:

                  (1) Whether the offer price is acceptable based on the historical and present operating results or financial conditions of the Corporation;

                  (2) Whether a more favorable price could be obtained for the Corporation's securities in the future;

                  (3) The effects of any proposed transaction upon any or all groups affected by such action, including among others, shareholders, employees, suppliers, customers and creditors of the Corporation and its subsidiaries and on the communities served by the Corporation and its subsidiaries;

                  (4) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, suppliers and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;

                  (5) The value of the securities, if any, which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation as compared to the corporation or other entity whose securities are being offered; and

                  (6) Any antitrust or other legal and regulatory issues that are raised by the offer.

If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any and all of the following: advising shareholders not to accept the offer; commencing litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the Corporation's securities and/or the offeror's securities; selling or acquiring any assets; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; selling or otherwise issuing any debt securities (including debt securities convertible into equity securities) or options therefor; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

                  (b) If the Board of Directors determines to sell the Corporation or any subsidiary to a third party, or to merge or consolidate the Corporation or any subsidiary with a third party, the Board of Directors shall not be legally obligated to create an auction and may negotiate with only one acquirer.

         Article 12. Removal of Directors. The entire Board of Directors, or a class of the Board, or any individual director may be removed from office only for cause (as defined herein) and only by the affirmative vote of shareholders entitled to cast at least seventy percent (70%) of the votes entitled to be cast by all shareholders at any annual or regular election of directors or of such class of directors. The foregoing shall not be deemed to limit the right of the Board of Directors, without shareholder approval, to declare vacant the office of any director for any proper cause. The term "cause," as used herein, shall refer only to one of the following events: (1) conviction of the director of a felony; (2) declaration by order of court that the director is of unsound mind; or (3) gross abuse of trust which is proved by clear and convincing evidence to have been committed in bad faith.

         Article 13. Personal Liability of Directors. A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

                  (a) The director has breached or failed to perform the duties of his office under Section 1713 of the Pennsylvania Business Corporation Law of 1988, as amended; and

                  (b) The breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         This Article 13 shall not apply to a director's liability for monetary damages to the extent prohibited by Section 1713(b) of the Pennsylvania Business Corporation Law of 1988, as amended.

         Article 14. Amendments to Articles of Incorporation. The shareholders of the Corporation shall not be entitled to propose an amendment to the Articles of Incorporation of the Corporation. Any amendment to, or repeal of, any provision of the Articles of Incorporation of the Corporation which has not previously received the approval of at least a majority of the incumbent directors (as defined in Article 10) on the Board of Directors shall require for adoption the affirmative vote of the shareholders entitled to cast at least sixty-five percent (65%) of the votes entitled to be cast by all shareholders at any duly convened annual or special meeting of the shareholders, in addition to any other approval which is required by law, the Articles of Incorporation of the Corporation, the Bylaws of the Corporation, or otherwise.

         Article 15. Amendments to Bylaws. The Bylaws of the Corporation may be amended or repealed without shareholder approval by a majority of the incumbent directors (as defined in Article 10), subject to any other approval which is required by law, the Articles of Incorporation, the Bylaws of the Corporation, or otherwise. Any amendment to, or repeal of, any provision of the Bylaws of the Corporation which has not previously received the approval of at least a majority of the incumbent directors (as defined in Article 10) on the Board of Directors shall require for adoption the affirmative vote of the shareholders entitled to cast at least sixty-five percent (65%) of the votes entitled to be cast by all shareholders at any duly convened annual or special meeting of the shareholders, in addition to any other approval which is required by law, the Articles of Incorporation of the Corporation, the Bylaws of the Corporation, or otherwise.

         Article 16. Severability. In the event that all, some or any part of any provision contained in these Amended and Restated Articles of Incorporation shall be found by any court of competent jurisdiction to be illegal, invalid or unenforceable (as against public policy or otherwise), such provision shall be enforced to the fullest extent permitted by law and shall be construed as if it had been narrowed only to the extent necessary so as not to be invalid, illegal or unenforceable; the validity, legality and enforceability of the remaining provisions of these Amended and Restated Articles of Incorporation shall continue in full force and effect and shall not be affected or impaired by such illegality, invalidity or unenforceability of any other provision (or any part or parts thereof) of the Amended and Restated Articles of Incorporation.

         Article 17. Definitions. As used herein, the term "Person" shall mean any individual, partnership, corporation, group or other entity (other than the Corporation or any Subsidiary, as defined below, for itself or as a fiduciary for customers, or a trustee holding Voting Securities for the benefit of the employees of the Corporation or its Subsidiaries or any one of them, pursuant to one or more employee benefit plans or arrangements sponsored by the Corporation or any Subsidiary).

         As used herein, the term "Subsidiary" shall mean any corporation of which the Corporation owns fifty percent (50%) or more of any class of securities entitled to vote in the election of directors, either directly or indirectly, through one or more other corporations.

         Article 18. Headings. Article headings and the ordering of paragraphs area for convenience of reference only and shall not be construed to alter, amend or otherwise affect the meaning, intent or effect of the provisions of these Amended and Restated Articles of Incorporation.